UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

(Amendment No. __ )

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☐	Preliminary Proxy Statement*

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12

SIMPLETECH, INC.

(Name of Registrant as Specified in Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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SIMPLETECH, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 25, 2006

TO THE SHAREHOLDERS OF SIMPLETECH, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of SimpleTech, Inc., a California corporation (the “Company”), will be held on Thursday, May 25, 2006, at 8:00 a.m. local time at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612, for the following purposes, as more fully described in the Proxy Statement accompanying this Notice:

1.	To elect seven directors to serve on the Company’s board of directors until the 2007 Annual Meeting of Shareholders or until their successors are duly elected and qualified;

2.	To approve an amendment and restatement of the Company’s 2000 Stock Incentive Plan, which would, among other things, (i) change the character of equity awards available under the plan to include other stock-based awards, such as restricted stock units, (ii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan, (iii) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan, (iv) eliminate the financing provisions previously available under the plan and (v) effect various technical revisions to facilitate the administration of the plan;

3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006; and

4.	To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

The foregoing matters are described in more detail in the enclosed proxy statement. The board of directors has fixed the close of business on April 13, 2006, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. Only those shareholders of record of the Company as of the close of business on that date will be entitled to vote at the Annual Meeting or any postponement or adjournment thereof. A list of shareholders entitled to vote at the Annual Meeting will be available for inspection at the executive offices of the Company.

All shareholders are cordially invited to attend the meeting in person. Whether or not you plan to attend, please sign and return the enclosed proxy as promptly as possible in the envelope enclosed for your convenience. Should you receive more than one proxy because your shares are registered in different names and addresses, each proxy should be signed and returned to assure that all of your shares will be voted. You may revoke your proxy at any time prior to the Annual Meeting. If you attend the Annual Meeting and vote by ballot, your proxy will be revoked automatically and only your vote at the Annual Meeting will be counted.

For admission to the Annual Meeting, each shareholder may be asked to present valid picture identification such as a driver’s license or passport, and proof of ownership of SimpleTech’s common stock as of the record date, such as the enclosed proxy card or a brokerage statement reflecting stock ownership as of the record date.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. PLEASE READ THE ATTACHED PROXY STATEMENT CAREFULLY, AND THEN COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED ENVELOPE. YOU MAY ALSO BE ABLE TO VOTE YOUR SHARES ELECTRONICALLY OVER THE INTERNET OR BY TELEPHONE.

By Order of the Board of Directors,

Manouch Moshayedi

Chief Executive Officer and

Chairman of the Board of Directors

Santa Ana, California

April 25, 2006

SIMPLETECH, INC.

3001 Daimler Street

Santa Ana, California 92705-5812

(949) 476-1180

PROXY STATEMENT FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD ON MAY 25, 2006

The enclosed proxy is solicited on behalf of the board of directors of SimpleTech, Inc., a California corporation (the “Company”), for use at the Annual Meeting of Shareholders to be held on May 25, 2006, at 8:00 a.m. local time, or at any adjournment or postponement thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The Annual Meeting will be held at the Irvine Marriott located at 18000 Von Karman Avenue, Irvine, California 92612.

Your vote at the 2006 annual meeting is important to us. Please vote your shares of common stock by completing the enclosed proxy card and returning it to us in the enclosed envelope. This proxy statement has information about the 2006 annual meeting and was prepared by our management for the board of directors. This proxy statement and the accompanying proxy card are first being mailed to you on or about April 25, 2006.

GENERAL INFORMATION ABOUT VOTING

Who can attend the meeting?

Attendance at the 2006 annual meeting is limited to the Company’s shareholders of record or a beneficial owner as of April 13, 2006. Admission to the meeting will be on a first-come, first-served basis. Registration will begin at 7:45 a.m. and you should be prepared to present photo identification for admittance. If you are the shareholder of record, that is your shares are registered in your own name through our transfer agent, your name will be verified against the list of shareholders of record prior to your being admitted to the 2006 annual meeting. If you hold your shares in “street name”, that is, your shares are held in the name of a brokerage firm, bank or other nominee, you should provide proof of beneficial ownership on the record date, such as a brokerage account statement showing that you owned SimpleTech stock as of the record date, a copy of the voting instruction card provided by your broker, bank or other nominee, or other similar evidence of ownership as of the record date. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the 2006 annual meeting. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

Who can vote?

You can vote your shares of common stock if our records show that you owned the shares on April 13, 2006. On April 13, 2006, the record date for determination of shareholders entitled to notice of and to vote at the 2006 annual meeting, 45,531,182 shares of our common stock were issued and outstanding. You get one vote for each share of common stock. You may not cumulate votes in the election of directors. The enclosed proxy card shows the number of shares you can vote.

How do I vote?

If you are a shareholder of record, you may vote by following the instructions on the enclosed proxy card to vote on each proposal to be considered at the 2006 annual meeting. Sign and date the proxy card and mail it back to us in the enclosed envelope. Signing and returning the proxy card does not affect the right to vote in person at the 2006 annual meeting.

If your shares are held in street name, in lieu of a proxy card you should receive a voting instruction form by mail from the brokerage firm, bank or other nominee that holds your shares. Shareholders whose shares are registered in the name of a brokerage firm or bank may be eligible to vote electronically through the Internet or by telephone. A large number of brokerage firms and banks are participating in the ADP Investor Communication Services online program. This program provides eligible shareholders the opportunity to vote via the Internet or by telephone. Voting forms will provide instructions for shareholders whose brokerage firm or bank is participating in ADP’s program.

If you are a shareholder of record, you may also vote your shares in person at the 2006 annual meeting. If your shares are held in street name and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from the record holder and bring it with you to the 2006 annual meeting. We recommend that you vote your shares in advance as described above so that your vote will be counted if you later decide not to attend the 2006 annual meeting.

What if I receive more than one proxy card or voting instruction form?

If you receive more than one proxy card or voting instruction form because your shares are held in multiple accounts or registered in different names or addresses, please be sure to complete, sign, date and return each proxy card or voting instruction form to ensure that all of your shares will be voted. Only proxy cards and voting instruction forms that have been signed, dated and timely returned will be counted in the quorum and voted.

Can I change my vote after I return my proxy card?

If your shares are held in your name, you may revoke or change your vote at any time before the 2006 annual meeting by either filing with Mark Moshayedi, our Corporate Secretary, at our principal executive offices at 3001 Daimler Street, Santa Ana, California 92705-5812, a written notice revoking your proxy card or by signing, dating and returning to us a new proxy card. We will honor the proxy card with the latest date. If you attend the 2006 annual meeting and vote by ballot, any proxy card that you submitted previously to vote the same shares will be revoked automatically and only your vote at the 2006 annual meeting will be counted.

If your shares are held in street name, you should contact the record holder to obtain instructions if you wish to revoke or change your vote before the 2006 annual meeting. Please note that your vote in person at the 2006 annual meeting will not be effective unless you have obtained and present a proxy card issued in your name from the record holder.

What constitutes a quorum?

For business to be conducted at the 2006 annual meeting, a quorum must be present. The presence at the 2006 annual meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding and entitled to vote on the record date will constitute a quorum. Abstentions and broker non-votes (i.e., shares held by a broker, bank or other nominee that are represented at the 2006 annual meeting, but with respect to which such broker, bank or other nominee is not instructed to vote on a particular proposal and such broker, bank or other nominee does not have discretionary voting power) will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the 2006 annual meeting will be adjourned to a subsequent date for the purpose of obtaining a quorum.

What vote is required for each proposal?

For Proposal No. 1, the seven nominees receiving the highest number of affirmative votes will be elected as directors. Abstentions will have no effect on the outcome of the election of nominees for director. Additionally, the election of directors is a matter on which a broker, bank or other nominee is generally empowered to vote, and therefore no broker non-votes will exist in connection with Proposal No. 1.

Proposals Nos. 2 and 3 require the approval of (i) the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the 2006 annual meeting, and (ii) the affirmative vote of a majority of the required quorum. For purposes of these proposals, abstentions and broker non-votes will not affect the outcome under clause (i), which recognizes only actual votes ”FOR” or “AGAINST” the proposal. However, abstentions and broker non-votes may affect the outcome under clause (ii) because abstentions and broker non-votes are counted for purposes of determining the quorum and have the effect of a vote ”AGAINST” the proposal.

Please note that brokers, banks and other nominees that have not received voting instructions from their clients do not have discretionary authority to vote on their clients’ behalf on “non-routine” proposals, such as Proposal No. 2 to amend and restate the 2000 Stock Incentive Plan, but may vote their clients’ shares on other proposals. Since the ratification of the appointment of the independent registered public accounting firm for 2006 is a matter on which a broker, bank or other nominee is generally empowered to vote, no broker non-votes will exist on Proposal No. 3.

Who will count the votes and how will my vote(s) be counted?

All votes will be tabulated by the inspector of election appointed for the 2006 annual meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes.

If the proxy card is properly signed, dated and returned, the proxy holders named on the proxy card will vote your shares as you instruct. If you sign, date and return the proxy card but do not vote on a proposal, the proxy holders will vote for you on that proposal. Unless you instruct otherwise, the proxy holders will vote “FOR” each of the director nominees, “FOR” Proposal No. 2 and “FOR” Proposal No. 3, and in the discretion of the proxy holders as to any other matters that may properly come before the 2006 annual meeting. However, if your shares are held in street name and you do not specify how the shares represented thereby are to be voted for Proposal No. 2, the record holder will not be permitted to vote your shares with respect to this matter as a proposal concerning modifications to stock incentive plans are not matters on which nominees are empowered to vote without instructions.

What if other matters come up at the 2006 Annual Meeting?

The matters described in this proxy statement are the only matters we know will be voted on at the 2006 annual meeting. If other matters are properly presented at the meeting, the proxy holders will vote your shares as they see fit.

Who pays for this proxy solicitation?

The Company will bear the entire cost of solicitation, including the preparation, assembly, printing and mailing of this proxy statement, the proxy and any additional solicitation materials furnished to the shareholders. Copies of solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others so that they may forward this solicitation material to such beneficial owners. In addition, the Company may reimburse such persons for their costs in forwarding the solicitation materials to such beneficial owners. The original solicitation of proxies by mail may be supplemented by a solicitation by telephone, telegram or other means by directors, officers or employees of the Company. No additional compensation will be paid to these individuals for any such services. Except as described above, the Company does not presently intend to solicit proxies other than by mail.

SHAREHOLDER PROPOSALS

Shareholder proposals that are intended to be presented at our 2007 annual meeting and included in our proxy materials relating to the 2007 annual meeting must be received by Mark Moshayedi, Corporate Secretary, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812 no later than December 26, 2006, which is 120 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. All shareholder proposals must be in compliance with applicable laws and regulations in order to be considered for possible inclusion in the proxy statement and form of proxy for the 2007 annual meeting.

If a shareholder wishes to present a proposal at our 2007 annual meeting and the proposal is not intended to be included in our proxy statement relating to the 2007 annual meeting, the shareholder must give advance notice to us prior to the deadline for the annual meeting. In order to be deemed properly presented, the notice of a proposal must be delivered to our Corporate Secretary no later than March 11, 2007, which is 45 calendar days prior to the anniversary of the mailing date for this year’s proxy materials. However, in the event that the 2007 annual meeting is called for a date which is not within thirty days of the anniversary of the date of the 2006 annual meeting, shareholder proposals intended for presentation at the 2007 annual meeting must be received by our Corporate Secretary no later than the close of business on the tenth day following the date on which public announcement of the date of the 2007 annual meeting is first made. If a shareholder gives notice of such proposal after March 11, 2007, then the proxy solicited by the board of directors for the 2007 annual meeting will confer discretionary authority to vote on such proposal at that meeting, which may include a vote against such shareholder proposal.

MATTERS TO BE CONSIDERED AT ANNUAL MEETING

OVERVIEW OF PROPOSALS

This Proxy Statement contains three proposals requiring shareholder action. Proposal No. 1 requests the election of seven directors to our board of directors. Proposal No. 2 requests the approval of the amendment and restatement of the 2000 Stock Incentive Plan. Proposal No. 3 requests ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Each of the proposals are discussed in more detail in the pages that follow.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General

Our board of directors currently consists of seven persons. All seven positions on our board of directors are to be elected at the 2006 annual meeting. Each of the current directors has been nominated for re-election to serve for a one-year term and until their successors are duly elected and qualified.

Holders of proxies solicited by this proxy statement will vote the proxies received by them as directed on the proxy card or, if no direction is made, for the election of the board of directors’ seven director nominees below. Proxies cannot be voted for more than the seven named director nominees.

Each director nominee for election has agreed to serve if elected, and we have no reason to believe that any director nominee will be unavailable to serve. If any director nominee is unable or declines to serve as a director at the time of the 2006 annual meeting, the proxy holders will vote for a director nominee designated by the present board of directors to fill the vacancy. Unless otherwise instructed, the proxy holders will vote the proxies received by them “FOR” the director nominee named below.

The names of the director nominees, and certain information about them, are set forth below.

Name	Age	Director Since	Position
Manouch Moshayedi (2)	47	1990	Chief Executive Officer and Chairman of the Board of Directors

Mike Moshayedi	50	1990	President and Director

Mark Moshayedi	44	1992	Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	38	2000	Chief Financial Officer and Director

Rajat Bahri (1)	41	2005	Director

F. Michael Ball (1)	50	2000	Director

James J. Peterson (1)	50	2003	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Special Stock Option and Special Banking and Investment Committees

Manouch Moshayedi, a co-founder of SimpleTech, has served as our President or Chief Executive Officer and Chairman of the board of directors since our inception in March 1990. From our inception in March 1990 to September 1994, Mr. Moshayedi also served as our Chief Financial Officer. Mr. Moshayedi graduated with a

B.S. in engineering from California State University, Fullerton and an M.B.A. from Long Island University in New York. Mr. Moshayedi is the brother of Mike Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

Mike Moshayedi, a co-founder of SimpleTech, has served as a director since our inception in March 1990 and our President since January 1995. From our inception in March 1990 to December 1994, Mr. Moshayedi served as our Senior Vice President of Sales and Marketing and Secretary. Mr. Moshayedi graduated with a B.S. in engineering from California State University, Long Beach. Mr. Moshayedi is the brother of Manouch Moshayedi and Mark Moshayedi, both of whom are our executive officers and directors.

Mark Moshayedi has served as a director since March 1992 and our Chief Operating Officer, Chief Technical Officer and Secretary since January 1995. From June 1994 to December 1994, Mr. Moshayedi served as our Vice President of Research and Development. From April 1992 to June 1994, Mr. Moshayedi served as our Senior Vice President. Mr. Moshayedi graduated with a B.S. in engineering from the University of California, Irvine and an M.B.A. from Pepperdine University. Mr. Moshayedi is the brother of Manouch Moshayedi and Mike Moshayedi, both of whom are our executive officers and directors.

Dan Moses has served as our Chief Financial Officer since August 1994 and a director since March 2000. From October 1992 to August 1994, Mr. Moses served as our Controller. Before joining SimpleTech, Mr. Moses was a Senior Auditor with PricewaterhouseCoopers LLP from June 1990 to October 1992. Mr. Moses graduated with a B.S. in business administration from the University of California, Riverside and a Masters of Accounting from the University of Southern California. Mr. Moses is a Certified Public Accountant.

Rajat Bahri joined SimpleTech as a director and member of our Audit, Compensation and Nominating and Corporate Governance Committees in November 2005. Since January 2005, Mr. Bahri has been Chief Financial Officer of Trimble Navigation Limited, a publicly-traded company that provides advanced positioning product solutions. Prior to joining Trimble, Mr. Bahri served for more than 15 years in various capacities within the financial organization of several subsidiaries of Kraft Foods, Inc. and General Foods Corporation. Most recently, he served as the chief financial officer for Kraft Canada, Inc. From June 2000 to June 2001, Mr. Bahri served as chief financial officer of Kraft Pizza Company. From 1997 to 2000, Mr. Bahri was Operations Controller for Kraft Jacobs Suchard Europe. Mr. Bahri graduated with a Bachelor of Commerce from the University of Delhi and an M.B.A. from Duke University.

F. Michael Ball joined SimpleTech as a director and member of our Audit and Compensation Committees in October 2000. Mr. Ball was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since February 2006, Mr. Ball has been President of Allergan, Inc., a publicly-traded pharmaceutical company. From October 2003 to January 2006, Mr. Ball was Executive Vice President and President, Pharmaceuticals, of Allergan, Inc. From April 1996 to September 2003, Mr. Ball was Corporate Vice President and President, North America Region of Allergan, Inc. Mr. Ball graduated with a B.S. in science and an M.B.A. from Queen’s University, Canada, and completed an executive management program at Stanford University.

James J. Peterson joined SimpleTech as a director and member of our Audit and Compensation Committees in January 2003. Mr. Peterson was appointed as a member of our Nominating and Corporate Governance Committee in February 2004. Since February 2001, Mr. Peterson has been President and Chief Executive Officer of Microsemi Corporation, a manufacturer of discrete semiconductors and power management integrated circuits. Mr. Peterson has been a director of Microsemi, a publicly-traded company, since November 2001. From August 1998 to February 2001, Mr. Peterson was the Vice President and General Manager of the Linfinity Division of Microsemi. From February 1997 to April 1999, Mr. Peterson was President and Chief Operating Officer of Linfinity Microelectronics, Inc., a manufacturer of analog and mixed signal integrated circuits. Mr. Peterson graduated with a B.A. in business administration and an M.B.A. from Brigham Young University.

Board of Directors

Our board of directors is currently comprised of seven members. Each director currently serves until the next annual meeting of shareholders or until his successor is duly elected and qualified. At each annual meeting of shareholders, the directors’ successors will be elected to serve until the next annual meeting of shareholders. In addition, our bylaws provide that the authorized number of directors will be between four and seven, with the exact number to be determined by a majority of our board of directors or shareholders.

Our board of directors held four meetings in 2005 and also acted at various times by unanimous written consent without a meeting. Members of our board of directors and its committees also consulted informally with management from time to time during 2005. During 2005, all of our incumbent directors attended or participated in 75% or more of the aggregate of the total number of meetings of our board of directors and the total number of meetings held by all committees of our board of directors on which each such director served, during the period for which each such director served.

Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, together with their respective affiliates, beneficially own approximately 62.2% of the voting power of SimpleTech, Inc. as reported in their Schedule 13G/A filed on February 13, 2006. Accordingly, we are a “Controlled Company” as defined by NASDAQ Marketplace Rule 4350(c)(5). Therefore, we are exempt from the requirements of Rule 4350(c) with respect to the requirement to have a majority of independent directors on our board of directors, the compensation and nominating committees being comprised solely of independent directors, the compensation of the executive officers being determined by a majority of the independent directors or a compensation committee being comprised solely of independent directors, and director nominees being selected or recommended for the board of director’s selection, either by a majority of the independent directors, or a nominating committee comprised solely of independent directors.

Although we do not have a policy with regard to attendance by members of the board of directors at our annual meeting of shareholders, it is customary for all members of the board of directors to attend. All of our then-current directors, except Mark Hollinger, were present for our 2005 annual meeting held on May 26, 2005.

Shareholder Communications with the Board of Directors

Shareholders can contact our board of directors through written communication sent by certified mail to Board of Directors c/o Corporate Secretary, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812. Our Corporate Secretary will forward all correspondence to the board of directors, except for junk mail, mass mailings, product complaints or inquiries, job inquiries, surveys, business solicitations or advertisements, or patently offensive or otherwise inappropriate material. Our Corporate Secretary may forward certain correspondence, such as product-related inquiries, elsewhere within SimpleTech for review and possible response. From time to time our board of directors may change the process by which shareholders may communicate with the board of directors. Such changes will be posted to our website at www.simpletech.com.

Board Committees

Our board of directors has five standing committees: the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, Special Stock Option Committee and the Special Banking and Investment Committee. The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee have written charters approved by the board of directors. The board of directors amended and restated the charters for each of these committees in April 2006. A copy of each charter can be found under the “Investor Relations” section of our website at www.simpletech.com. Additionally, a copy of the Audit Committee Charter is attached to this proxy statement as Appendix A. The members of each committee are identified in the following table.

Director	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee	Special Stock Option Committee	Special Banking and Investment Committee
Manouch Moshayedi				Chair	Chair
Dan Moses				X	X
Rajat Bahri	Chair	X	X
F. Michael Ball	X	Chair	X
James J. Peterson	X	X	Chair

Audit Committee – The Audit Committee is responsible for reviewing financial information which will be provided to shareholders and others, the systems of internal controls which management and our board of directors have established, the performance and selection of our independent registered public accounting firm, our audit and financial reporting processes, and our accounting practices. The Audit Committee operates under a written charter adopted by our board of directors, and the Audit Committee reviews and confirms the adequacy of such charter on an annual basis. Our Audit Committee met in February 2006 in connection with the audit of our 2005 financial statements. During 2005, our Audit Committee held six meetings and also acted at various times by unanimous written consent without a meeting. The board of directors has determined that Mr. Bahri is an “audit committee financial expert” as defined in Item 401(h) of Regulation S-K. Each member of the Audit Committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. and also meet the additional criteria for independence of Audit Committee members set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended.

Compensation Committee – The Compensation Committee is responsible for the design, review, recommendation and approval of compensation arrangements for our directors, executive officers and key employees, and for the administration of our 2000 Stock Incentive Plan, including the approval of grants under such plan to our employees, consultants and directors. During 2005, our Compensation Committee held four meetings and also acted at various times by unanimous written consent without a meeting. Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc.

Nominating and Corporate Governance Committee – The Nominating and Corporate Governance Committee is responsible for overseeing, reviewing and making periodic recommendations concerning SimpleTech’s corporate governance policies and for recommending to the board of directors candidates for election to the board of directors. During 2005, our Nominating and Corporate Governance Committee held one meeting and also acted at various times by unanimous written consent without a meeting. Each member of this committee is an “independent director” as defined in Rule 4200 of the Marketplace Rules of the National Association of Securities Dealers, Inc. The Nominating and Corporate Governance Committee recommended to the board of directors the nomination of directors for the 2006 annual meeting. When considering a potential candidate for membership on the board of directors, the Nominating and Corporate Governance Committee considers the candidates’ relevant business and industry experience, financial acumen, demonstrated character and judgment, prior experience serving as a director, willingness to be involved and ability to bring to the company experience and knowledge in areas that are most beneficial to the company. Based on the composition of the board of directors and our company’s needs, the Nominating and Corporate Governance Committee will also consider whether the candidate qualifies as an independent director under the NASDAQ Marketplace Rules. Other than the foregoing, there are no stated minimum criteria for director nominees, although the Nominating and Corporate Governance Committee may also consider such other factors as it may deem are in the best interests of our shareholders and us. Evaluations of candidates generally involve a review of background materials, internal discussions and interviews with selected candidates as appropriate. Upon selection of a qualified candidate, the Nomination and Corporate Governance Committee would recommend the candidate for consideration by the board of directors. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third party search firm, if necessary.

The Nominating and Corporate Governance Committee will also consider recommendations for nominees to the board of directors submitted by shareholders. There are no differences in the manner in which the Nominating and Corporate Governance Committee evaluates nominees for director based on whether the nominee is recommended by a shareholder. Shareholders who wish the Nominating and Corporate Governance Committee to consider their recommendations for nominees for the position of director should submit the candidate’s name, appropriate biographical information, a brief description of such candidate’s qualifications and such candidate’s written consent to nomination to the Nominating and Corporate Governance Committee in care of Mark Moshayedi, Corporate Secretary, at the following address: SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Special Stock Option Committee – The Special Stock Option Committee has separate but concurrent jurisdiction with the Compensation Committee to make option grants under our 2000 Stock Incentive Plan to eligible individuals other than executive officers and the non-employee members of our board of directors. The Special Stock Option Committee held no meetings in 2005, but acted at various times by unanimous written consent without a meeting. The Special Stock Option Committee does not operate under a formal written charter.

Special Banking and Investment Committee – The Special Banking and Investment Committee monitors, reviews and approves the investment of our cash assets in various short-term marketable securities in accordance with the Investment Policy Guidelines approved by our board of directors. The Special Banking and Investment Committee held no meetings in 2005. The Special Banking and Investment Committee does not operate under a formal written charter.

Our board of directors may establish other committees to facilitate the management of our business.

Code of Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our employees (including our principal executive officer, chief financial officer and controller) and directors. A copy of our Code of Business Conduct and Ethics can be found under the “Investor Relations” section of our website at www.simpletech.com. The information on our website is not incorporated by reference in this Proxy Statement. We may post amendments to or waivers of the provisions of the Code of Business Conduct and Ethics, if any, made with respect to any of our directors and executive officers on that website.

Compensation Committee Interlocks and Insider Participation

Our board of directors established our compensation committee in September 2000. Since September 2000, our compensation committee has been composed exclusively of non-employee members of our board of directors. Our compensation committee currently consists of Messrs. Ball, Bahri and Peterson. Prior to September 2000, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi participated in deliberations of our board of directors concerning executive officer compensation.

None of the current members of our compensation committee was at any time since the formation of SimpleTech an officer or employee of SimpleTech. Except as indicated below, none of our current executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving on our board of directors or our compensation committee.

Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are the sole beneficial stockholders of MDC Land Corporation, MDC Land LLC, XYZ, Inc. and QualCenter, Inc. In addition, Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi are each a member of the board of directors and/or executive officer of each of these companies.

For additional information concerning transactions involving members of the board of directors, see “Certain Transactions.”

Director Compensation

We do not provide cash compensation to the employee members of our board of directors for their service on the board of directors or for attendance at meetings of committees of the board of directors on which they serve. Each non-employee member of our board of directors receives $5,000 for attendance at each board meeting, but none of our non-employee board members receive any compensation for attendance at meetings of the various committees of our board of directors. In addition, our non-employee board members are reimbursed for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors and committees of the board of directors.

Employee board members are eligible to receive options and be issued shares of common stock directly under our 2000 Stock Incentive Plan. Non-employee directors are also eligible to receive additional option grants under the 2000 Stock Incentive Plan as determined by a majority of the disinterested members of the board of directors. In general, the option will have an exercise price equal to the fair market value of the common stock on the grant date as measured by the closing price of the common stock as reported on the Nasdaq National Market on the date of grant and will have a maximum term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the board of directors. The option will vest and become exercisable in successive equal annual installments of generally four or five years upon the optionee’s completion of each year of board service measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee’s death or permanent disability while serving as a board member.

A non-employee board member will receive, upon his or her initial election or appointment to the board of directors, an automatic option grant to purchase 30,000 shares of common stock under the Automatic Option Grant Program of our 2000 Stock Incentive Plan. The option grant will have an exercise price equal to the fair market value of the option shares on the grant date and will have a term of 10 years measured from the grant date, subject to earlier termination following the optionee’s cessation of service on the board of directors. The option will be immediately exercisable for all of the option shares; however, we may repurchase, at the exercise price paid per share, any shares purchased under the option which are not vested at the time of the optionee’s cessation of board service. The shares subject to each automatic option grant vests in a series of five successive equal annual installments upon the optionee’s completion of each year of board service over the five-year period measured from the date of grant. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee’s death or disability while serving as a board member. Rajat Bahri received an automatic option grant when he first joined our board of directors in 2005 for 30,000 shares of common stock. Mr. Bahri received his automatic option grant on November 17, 2005. The exercise price per share in effect under the option granted to Mr. Bahri is $3.77, the fair market value per share of common stock on the grant date.

Vote Required

The seven director nominees receiving the highest number of affirmative votes of the shares entitled to be voted for them shall be elected as directors. Votes withheld from any director nominee are counted for purposes of determining the presence or absence of the quorum, but have no other legal effect under California law.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” the election of the director nominees named above.

PROPOSAL NO. 2

APPROVAL OF AMENDMENT AND RESTATEMENT OF THE 2000 STOCK INCENTIVE PLAN

Introduction

At the 2006 annual meeting the shareholders are being asked to approve an amendment and restatement of SimpleTech’s 2000 Stock Incentive Plan (the “2000 Plan”), that will:

(i)	change the character of equity awards available under the 2000 Plan to include restricted stock units and other stock-based awards that vest upon the attainment of designated performance goals or the satisfaction of specified service requirements or upon the expiration of a designated time period following the grant of those awards or units;

(ii)	designate a series of performance criteria that our Compensation Committee may utilize in establishing specific targets to be attained as a condition to the vesting of one or more stock issuances or other stock-based awards under the 2000 Plan to qualify the compensation attributable to those awards as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code (the “Code”), as explained in more detail below;

(iii)	eliminate the salary investment option grant and director fee option grant programs currently authorized under the 2000 Plan,

(iv)	eliminate the financing provisions previously available under the 2000 Plan that would allow individuals to exercise their options or otherwise acquire shares of common stock by delivering promissory notes; and

(v)	effect various technical revisions to facilitate the administration of the 2000 Plan.

Our board of directors adopted the amendment and restatement of the 2000 Plan on April 17, 2006, subject to shareholder approval at the 2006 annual meeting.

The proposed amendment and restatement of the 2000 Plan will provide us with more flexibility in designing equity incentives in an environment where a number of companies have moved from traditional option grants to other stock or stock-based awards such as restricted stock and restricted stock units and implement a restructured equity incentive program for our new non-employee board members that will provide those individuals with restricted stock units instead of stock options under the Automatic Option Grant Program. The amendment and restatement will accordingly allow us to utilize a broader array of equity incentives to attract and retain the services of key individuals and other personnel essential to our long-term growth and financial success.

We rely significantly on equity incentives to attract and retain key employees and other personnel and believe that such equity incentives are necessary for us to remain competitive in the marketplace for engineering and executive talent and other key employees.

The following is a summary of the principal features of the 2000 Plan, as amended and restated on April 17, 2006, which is filed with the SEC as Appendix B to this proxy statement. The summary does not purport to be a complete description of all provisions of the amended and restated 2000 Plan. Any shareholder who wishes to obtain a copy of the 2000 Plan may do so upon written request to Investor Relations, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812, or may access the documents from the SEC’s website at www.sec.gov. The 2000 Plan serves as the successor to our 1996 Stock Option Plan (the “Predecessor Plan”), which was terminated in connection with the initial public offering of our common stock in September 2000. All options outstanding under the Predecessor Plan at the time of termination were transferred to the 2000 Plan.

Equity Incentive Programs

As part of the April 17, 2006 amendment and restatement, we decided to eliminate the Salary Investment Option Grant and Director Fee Option Grant Programs authorized under the 2000 Plan because recent changes in the tax laws would result in adverse tax consequences for any individuals who participated in those programs. Neither the Salary Investment Grant nor Director Fee Option Grant Programs have been implemented by us. The 2000 Plan, as amended and restated, now consists of only three equity incentive programs: (i) the Discretionary Option Grant Program, (ii) the Stock Issuance Program, and (iii) the Automatic Option Grant Program for non-employee members of the board of directors. The principal features of each program are described below.

The Compensation Committee of the board of directors has the exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to option grants, restricted stock units, stock issuances and other stock-based awards (“Equity Awards”) made to executive officers and non-employee board members and also has the authority to make Equity Awards under those programs to all other eligible individuals. However, any discretionary option grants or other Equity Awards made to members of the Compensation Committee must be authorized and approved by a disinterested majority of our board of directors. Additionally, the board of directors may at any time appoint a secondary committee of one or more board members to have separate but concurrent authority with the Compensation Committee to make Equity Awards under those two programs to individuals other than executive officers and non-employee Board members. Neither the Compensation Committee nor any secondary committee will exercise any administrative discretion under the Automatic Option Grant Program. All such grants will be made in strict compliance with the express provisions of that program.

Our board of directors has established a secondary committee, the Special Stock Option Committee, consisting of Manouch Moshayedi and Dan Moses, and has authorized such committee to make option grants under the Discretionary Option Grant Program to eligible individuals other than executive officers and non-employee board members. If the amendment and restatement of the 2000 Plan is approved by the shareholders, this committee will also have the authority to make restricted stock unit and other stock-based awards under the Discretionary Option Grant and Stock Issuance Programs to eligible individuals, and accordingly we plan to change the name of the Special Stock Option Committee to “Equity Awards Committee” following the 2006 annual meeting to more accurately reflect the additional types of awards that may be granted by that committee. The term “Plan Administrator,” as used in this summary, will mean the Compensation Committee and such secondary committee, to the extent each such committee is acting within the scope of its administrative jurisdiction under the 2000 Plan.

Share Reserve

From inception of the 2000 Plan through April 17, 2006, a total of 17,226,645 shares of common stock have been reserved for issuance over the term of the 2000 Plan. This share reserve includes the number of shares that were carried over from the Predecessor Plan. The number of shares of common stock reserved for issuance under our 2000 Plan automatically increases on the first trading day in January of each calendar year by an amount equal to 4% of the total number of shares of common stock outstanding on the last trading day in December of the prior calendar year, but in no event will any such annual increase exceed 2,500,000 shares.

As of April 17, 2006, 9,833,941 shares of common stock were subject to outstanding options under the 2000 Plan, 3,952,937 shares of common stock had been issued and exercised under the 2000 Plan, and 3,439,767 shares of common stock remained available for future issuance. We have also agreed to grant restricted stock unit awards for an aggregate of 50,000 shares of common stock to a recently hired employee, which award is subject to shareholder approval of the amendment and restatement of the 2000 Plan.

No participant in the 2000 Plan may receive Equity Awards for more than 500,000 shares of common stock in the aggregate per calendar year. Shareholder approval of this Proposal will also constitute a reapproval of the 500,000 share limitation for purposes of Section 162(m) of the Code. This limitation will assure that any deductions to which we would otherwise be entitled either upon the exercise of stock options granted under the Discretionary Option Grant Program with an exercise price per share equal to the fair market value per share of the common stock on the grant date or upon the subsequent sale of the shares purchased under those options will not be subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered executive officer imposed under Section 162(m). In addition, shares issued under the Stock Issuance Program may also qualify as performance-based compensation that is not subject to the Section 162(m) limitation, if the issuance of those shares is approved by the Compensation Committee and the vesting is tied solely to the attainment of the corporate performance milestones discussed below in the summary description of that program.

The shares of common stock issuable under the 2000 Plan may be drawn from shares of our authorized but unissued shares or from shares reacquired by us, including shares repurchased on the open market.

Shares subject to any outstanding options or other Equity Awards under the 2000 Plan (including options transferred from the Predecessor Plan) that expire or otherwise terminate prior to the issuance of the shares subject to those options or awards will be available for subsequent issuance. Unvested shares issued under the 2000 Plan (including unvested shares originally issued under the Predecessor Plan) and subsequently repurchased by us, at the option exercise or direct issue price paid per share, pursuant to our repurchase rights under the 2000 Plan, will be added back to the number of shares reserved for issuance under the 2000 Plan and will accordingly be available for subsequent issuance.

Should the exercise price of an option under the 2000 Plan be paid with shares of common stock or should shares of common stock otherwise issuable under the 2000 Plan be withheld by SimpleTech in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of common stock available for issuance under the 2000 Plan will be reduced by the gross number of shares for which the option is exercised or the gross number of fully vested shares issued under the Stock Issuance Program, and not by the net number of shares of common stock issued to the holder of such option or stock issuance.

Eligibility

Officers, employees, non-employee members of the board of directors and independent consultants in the service of SimpleTech or its subsidiaries, whether now existing or subsequently established, are eligible to participate in the Discretionary Option Grant and Stock Issuance Programs. Non-employee members of the board of directors will be eligible to participate in the Automatic Option Grant Program.

As of April 17, 2006, four executive officers, three non-employee members of the board of directors and 470 other employees were eligible to participate in the 2000 Plan.

Valuation

The fair market value per share of our common stock on any relevant date under the 2000 Plan will be deemed to be equal to the closing selling price per share of our common stock at the close of regular hours trading on the NASDAQ National Market® on that date, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for our common stock on the date in question, the fair market value will be the closing selling price on the last preceding date for which such quotation exists. On April 17, 2006 the fair market value determined on such basis was $3.65 per share.

Discretionary Option Grant Program

The Plan Administrator has complete discretion under the Discretionary Option Grant Program to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule, if any, to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

Each granted option will have an exercise price per share determined by the Plan Administrator, but in no event will such exercise price be less than eighty-five percent (85%) of the fair market value of the option shares on the grant date. No granted option will have a term in excess of 10 years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, options may be structured so that they will be immediately exercisable for any or all of the option shares. The unvested shares acquired under those options may be subject to repurchase by us, at the exercise price paid per share, if the optionee ceases service with us prior to vesting in those shares.

Upon cessation of service with SimpleTech, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The Plan Administrator will have complete discretion to extend the period following the optionee’s cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee’s actual cessation of service.

The Plan Administrator is authorized to issue tandem stock appreciation rights and limited stock appreciation rights under the Discretionary Option Grant Program. Tandem stock appreciation rights provide the holders with the election to surrender their outstanding options for an appreciation distribution from us equal to the fair market value (on the option surrender date) of the vested shares of common stock subject to the surrendered option, less the aggregate exercise price payable for those shares. Such appreciation distribution may be made in cash, in shares of common stock, or partly in shares and partly in cash, as the Plan Administrator may in its sole discretion deem appropriate. None of the outstanding options under the Predecessor Plan contain any stock appreciation rights.

The Plan Administrator may also issue limited stock appreciation rights to certain of our executive officers and non-employee board members holding stock options under the Discretionary Option Grant Program. Upon the successful completion of a hostile tender offer for more than fifty percent of our outstanding voting securities, holders of limited stock appreciation rights may surrender their stock options under the Discretionary Option Grant Program to us in return for a cash distribution. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile take-over over (ii) the exercise price payable per share under such option. As of April 17, 2006, the Plan Administrator had not issued any stock appreciation rights under the Discretionary Option Grant Program.

The Plan Administrator has the authority to effect the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including options transferred from the Predecessor Program) and to grant in exchange new options covering the same or a different number of shares of common stock but with an exercise price per share not less than the fair market value per share of the common stock on the new grant date. Shareholder approval of the amendment and restatement of the 2000 Plan will provide the Plan Administrator the authority to also (i) grant in exchange for the cancelled options cash or shares of common stock, whether vested or unvested, equal in value to the value of the cancelled options (as measured by the excess of the fair market value of the shares underlying the cancelled options on the date of cancellation over the exercise price in effect for the cancelled options) and (ii) reduce the exercise price of one or more outstanding stock options to the then current fair market value per share of common stock or to issue new stock options with a lower exercise price at not less than the then current fair market value per share of common stock in immediate cancellation of outstanding stock options with a higher exercise price.

Stock Issuance Program

Shares of common stock may be issued under the Stock Issuance Program for such valid consideration under the California General Corporation Law as the Plan Administrator deems appropriate, including cash, securities or other property. The shares may also be issued as a bonus for past services without any cash payment required of the recipient. In addition, restricted shares of common stock may be issued that vest in one or more installments over the recipient’s period of service or upon attainment of specified performance objectives. Shares of common stock may also be issued under such program pursuant to restricted stock units or other stock-based awards that entitle the recipients to receive the shares underlying those awards upon the attainment of designated performance goals, the satisfaction of specified service requirements and/or upon the expiration of a designated time period following the grant of those awards or units.

The Plan Administrator will have complete discretion under the Stock Issuance Program to determine which eligible individuals are to receive such stock issuances, restricted stock units or other stock-based awards, the time or times when those issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule to be in effect for the issuance or award and the cash consideration (if any) payable per share. The shares issued may be fully vested upon issuance or may vest upon the completion of a designated service period and/or the attainment of pre-established performance goals.

To assure that the compensation attributable to one or more Equity Awards under the Stock Issuance Program will qualify as performance-based compensation that will not be subject to the $1.0 million limitation on the income tax deductibility of the compensation paid to a “covered employee” imposed under Section 162(m) of the Code, the Compensation Committee will also have the discretionary authority to structure one or more Equity Awards under the Stock Issuance Program so that the shares of common stock subject to those particular awards will vest only upon the achievement of certain pre-established corporate performance goals. Such goals may be based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-based compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to our business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance our revenue or profitability or expand our customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Compensation Committee may, at the time the Equity Awards are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by SimpleTech on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of SimpleTech’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of SimpleTech’s business groups or divisions or any parent or subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Compensation Committee may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

The Plan Administrator will have the discretionary authority at any time to accelerate the vesting of any and all shares of restricted stock or other unvested shares outstanding under the Stock Issuance Program. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of certain involuntary terminations or changes in control or ownership.

Outstanding restricted stock units or other stock-based awards under the Stock Issuance Program will automatically terminate, and no shares of common stock will actually be issued in satisfaction of those awards, if the performance goals or service requirements established for such awards are not attained. The Plan Administrator, however, will have the discretionary authority to issue shares of common stock in satisfaction of one or more outstanding restricted stock units or other stock-based awards as to which the designated performance goals or service requirements are not attained. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to awards that were intended at the time of issuance to qualify as performance-based compensation under Section 162(m) of the Code, except in the event of certain involuntary terminations or changes in control or ownership.

Automatic Option Grant Program

Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee board member will, at the time of his or her initial election or appointment to the board, automatically receive an option grant to purchase 30,000 shares of common stock, provided that such individual has not previously been in the employ of SimpleTech or any of its parents or subsidiaries. Each automatic grant will have an exercise price per share equal to the fair market value per share of our common stock on the grant date and will have a term of ten years, subject to earlier termination following the optionee’s cessation of board service. The option will be immediately exercisable for all of the option shares; however, any unvested shares purchased under such option will be subject to repurchase by us, at the exercise price paid per share, should the optionee cease service on the board prior to vesting in those shares. The shares subject to each automatic option grant will vest in a series of five successive annual installments upon the optionee’s completion of each year of board service over the five-year period measured from the grant date. However, the shares will immediately vest in full upon certain changes in control or ownership of SimpleTech or upon the optionee’s death or permanent disability while serving as a board member. Following the optionee’s cessation of service on the board for any reason, each option will remain exercisable for a 12-month period and may be exercised during that time for any or all shares in which the optionee is vested at the time of such cessation of board service.

Predecessor Plan

All outstanding options under the Predecessor Plan that were transferred to the 2000 Plan will continue to be governed by the terms of the original agreements evidencing those options, and no provision of the 2000 Plan will affect or otherwise modify the rights or obligations of the holders of the transferred options with respect to their acquisition of common stock. However, the Plan Administrator has complete discretion to extend one or more provisions of the 2000 Plan to the transferred options, to the extent those options do not otherwise contain such provisions.

Option Grants Since January 1, 2005

The following table sets forth, as to our chief executive officer and each of our other three most highly compensated executive officers (determined on the basis of their salary and bonus) for the 2005 fiscal year and the other individuals and groups indicated, the number of shares of common stock subject to option grants made under the 2000 Plan from January 1, 2005 through April 17, 2006, together with the weighted average exercise price payable per share for such option grants. To date, only stock options have been granted under the 2000 Plan, however, we have agreed to grant restricted stock unit awards for an aggregate of 50,000 shares of common stock to a recently hired employee, which award is subject to shareholder approval of the amendment and restatement of the 2000 Plan.

OPTION TRANSACTIONS

Name and Position	Number of Shares Underlying Option Granted (#)	Weighted Average Exercise Price Per Share ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board	300,000	$3.84

Mike Moshayedi President and Director	100,000	$3.84

Mark Moshayedi Chief Operating Officer, Chief Technical Officer, Secretary and Director	250,000	$3.84

Dan Moses Chief Financial Officer and Director	100,000	$3.84

Rajat Bahri Director	30,000	$3.77

F. Michael Ball Director	0	—

James J. Peterson Director	0	—

All current executive officers as a group (4 persons)	750,000	$3.84

All current non-employee directors as a group (3 persons)	30,000	$3.77

All employees, including current officers who are not executive officers, as a group	2,520,000	$4.55

Information regarding the vesting schedules of the options granted to Manouch Moshayedi, Mike Moshayedi, Mark Moshayedi and Dan Moses is included in this proxy statement under the heading “Executive Compensation and Related Information—Option Grants in Last Fiscal Year.” Information regarding the vesting schedule of the automatic option granted to Mr. Bahri is included in this proxy statement under the heading “Proposal No. 1: Election of Directors—Director Compensation.”

New Plan Benefits

The benefits and amounts that will be received by each of the named executive officers, the executive officers as a group and all other employees under the 2000 Plan cannot be determined at this time because the Plan Administrator has full discretion to determine the number, type and value of awards under the Discretionary Option Grant and Stock Issuance Programs of the 2000 Plan. Under the Automatic Option Grant Program, each individual who is first elected or appointed as a non-employee board member will, at the time of his or her initial election or appointment to the board, automatically receive an option grant to purchase 30,000 shares of common stock, provided that such individual has not previously been in the employ of SimpleTech or any of its parents or subsidiaries.

General Provisions

Acceleration. In the event of a corporate transaction, each outstanding option under the Discretionary Option Grant Program will automatically accelerate in full, unless (i) the option is assumed by the successor corporation or otherwise continued in effect or (ii) the option is replaced with a cash incentive program that preserves the spread existing on the unvested shares subject to such option (which is measured as the excess of the fair market value of those shares over the exercise price in effect for the shares) and provides for subsequent payout of that spread in accordance with the same vesting schedule in effect for those shares. In addition, all outstanding repurchase rights under the Discretionary Option Grant and Stock Issuance Programs will automatically terminate, and all unvested shares will immediately vest, except to the extent our repurchase rights with respect to those shares are to be assigned to the successor corporation or otherwise continued in effect. Each outstanding restricted stock unit or other stock-based award under the Stock Issuance Program will vest as to the number of shares of common stock subject to such award immediately prior to the corporate transaction, unless the unit or award is assumed by the successor corporation or otherwise continued in effect. The shares subject to each option under the Automatic Option Grant Program will immediately vest upon any corporate transaction.

The Plan Administrator will have the discretion to structure one or more Equity Awards under the Discretionary Option Grant and Stock Issuance Programs so that those Equity Awards will vest in full either immediately upon a corporate transaction or in the event the individual’s service with SimpleTech or the successor entity is terminated (actually or constructively) within a designated period following a corporate transaction, whether or not those Equity Awards are to be assumed or otherwise continued in effect. A corporate transaction will be deemed to occur upon (i) the acquisition of SimpleTech by merger or consolidation approved by our shareholders or (ii) a sale of all or substantially all of SimpleTech’s assets in complete liquidation or dissolution of SimpleTech approved by our shareholders.

The Plan Administrator will also have the discretion to structure one or more Equity Awards under the Discretionary Option Grant and Stock Issuance Programs so that those Equity Awards will immediately vest in connection with our change of control or in the event the individual’s service with SimpleTech is terminated (actually or constructively) within a designated period following our change of control. The shares subject to each option under the Automatic Option Grant Program will immediately vest upon our change of control. A change of control will be deemed to occur upon (i) a successful tender offer for more than 50% of our outstanding voting stock or (ii) a change in the majority of our board of directors through one or more contested elections for board membership.

The Plan Administrator will also have the discretion to structure one or more Equity Awards under the Discretionary Option Grant and Stock Issuance Programs so that those Equity Awards will immediately vest in connection with the successful completion of a hostile tender offer for more than fifty percent of our outstanding voting securities or in the event the individual’s service with SimpleTech is terminated (actually or constructively) within a designated period following the completion of such hostile tender offer. Each option granted under the Automatic Option Grant Program includes a limited stock appreciation right. Upon the successful completion of a hostile tender offer, each outstanding option under the Automatic Option Grant Program may be surrendered to us in return for a cash distribution from us. The amount of the distribution per surrendered option share will be equal to the excess of (i) the fair market value per share at the time the option is surrendered or, if greater, the highest tender offer price paid per share in the hostile tender offer over (ii) the exercise price payable per share under such option.

Shareholder approval of this Proposal will also constitute pre-approval of each limited stock appreciation right granted under the Automatic Option Grant Program and the subsequent exercise of that right in accordance with the foregoing terms.

The acceleration of vesting in the event of a corporate transaction, change of control or hostile take-over of SimpleTech may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of SimpleTech.

Shareholder Rights and Option Transferability. The holder of an option will have no shareholder rights with respect to the shares subject to the option unless and until such person shall have exercised the option and become a holder of record of shares of common stock distributed upon exercise of such award. Incentive options are not assignable or transferable other than by will or the laws of inheritance following the optionee’s death, and during the optionee’s lifetime, may only be exercised by the optionee. However, non-statutory options may be transferred or assigned during the holder’s lifetime to one or more members of the holder’s family or to a trust established for the benefit of the holder and/or one or more such family members or to the holder’s former spouse, to the extent such transfer is in connection with the holder’s estate plan or pursuant to a domestic relations order.

A participant will have full shareholder rights with respect to any shares of common stock issued to him or her under the Stock Issuance Program, whether or not his or her interest in those shares is vested. Accordingly, the participant will have the right to vote such shares and to receive any regular cash dividends paid on such shares, but will not have the right to transfer such shares prior to vesting. A participant will not have any shareholder rights with respect to the shares of common stock subject to restricted stock units or other stock-based award until that award vests and the shares of common stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of common stock, on outstanding restricted stock units or other stock-based awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

Changes in Capitalization. In the event any change is made to the outstanding shares of common stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding common stock as a class without SimpleTech’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number and/or class of securities issuable under the 2000 Plan, (ii) the maximum number and/or class of securities for which any one person may be granted Equity Awards under the 2000 Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to newly elected or appointed non-employee board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the 2000 Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this 2000 Plan from the Predecessor Plan, (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the 2000 Plan and the consideration (if any) payable per share, and (vii) the maximum number and/or class of securities by which the share reserve under the 2000 Plan is to increase automatically each calendar year. All such adjustments will be designed to preclude any dilution or enlargement of benefits under the 2000 Plan or the outstanding Equity Awards thereunder.

Special Tax Election. The Plan Administrator may provide any or all holders of non-statutory options, restricted stock units or any other stock-based awards pursuant to which vested shares of common stock are to be issued under the 2000 Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) and any or all individuals to whom vested or unvested shares of common stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the federal and state income and employment withholding taxes to which they may become subject in connection with the exercise of their options, the issuance to them of vested shares, or the subsequent vesting of unvested shares issued to them:

•	Stock Withholding: The election to have SimpleTech withhold, from the shares otherwise issuable upon the exercise of such non-statutory option or upon the issuance of fully-vested shares, a portion of those shares with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates).

•	Stock Delivery: The election to deliver to SimpleTech certain shares of common stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting that triggered the withholding taxes) with an aggregate fair market value equal to the amount of the minimum withholding taxes required to be withheld by law (using the minimum statutory withholding rates). The shares of common stock so delivered shall not be added to the shares of common stock authorized for issuance under the 2000 Plan.

Amendment and Termination. Our board of directors may amend, modify, suspend, or terminate the Plan at any time, subject to shareholder approval pursuant to applicable laws, regulations, or rules of any stock exchange (or the Nasdaq National Market, if applicable) on which our common stock is then listed for trading. No such amendment, modification, suspension or termination shall adversely affect the rights and obligations with respect to stock options, unvested stock issuances or other stock-based awards at the time outstanding under the 2000 Plan unless the optionee or the participant consents to such amendment or modification. Unless sooner terminated by our board of directors, the 2000 Plan will terminate on the earliest of (i) February 28, 2010, (ii) the date on which all shares available for issuance under the 2000 Plan have been issued as fully-vested shares, or (iii) the termination of all outstanding options, unvested stock issuances, restricted stock units and other stock-based awards in connection with certain changes in control or ownership of SimpleTech. Should the 2000 Plan terminate on February 28, 2010, all option grants, unvested stock issuances, restricted stock units and other stock-based awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants, issuances or awards.

Federal Income Tax Consequences

The following discussion summarizes income tax consequences of the 2000 Plan under current federal income tax law and is intended for general information only. In addition, the tax consequences described below are subject to the limitations of Section 162(m) of the Code, as discussed in further detail below. Other federal taxes and foreign, state and local income taxes are not discussed, and may vary depending upon individual circumstances and from locality to locality.

Option Grants. Options granted under the 2000 Plan may be either incentive stock options, which satisfy the requirements of Section 422 of the Code, or non-statutory stock options, which are not intended to meet such requirements. The federal income tax treatment for the two types of options differs as follows:

Incentive Stock Options. No taxable income is recognized by the optionee at the time of the option grant, and, if there is no disqualifying disposition at the time of exercise, no taxable income is recognized for regular tax purposes at the time the option is exercised, although taxable income may arise at that time for alternative minimum tax purposes equal to the excess of the fair market value of the purchased shares at such time over the exercise price paid for those shares. The optionee will recognize taxable income in the year in which the purchased shares are sold or otherwise made the subject of certain dispositions. For federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made more than two years after the date the option for the shares involved in such sale or disposition was granted and more than one year after the date the option was exercised for those shares. If either of these two requirements is not satisfied, a disqualifying disposition will result.

Upon a qualifying disposition, the optionee will recognize long-term capital gain in an amount equal to the excess of (i) the amount realized upon the sale or other disposition of the purchased shares over (ii) the exercise price paid for the shares. If there is a disqualifying disposition of the shares, then the excess of (i) the fair market value of those shares on the exercise date over (ii) the exercise price paid for the shares will be taxable as ordinary income to the optionee. Any additional gain or any loss recognized upon the disposition will be taxable as a capital gain or capital loss to the optionee.

If the optionee makes a disqualifying disposition of the purchased shares, SimpleTech will be entitled to an income tax deduction, for our taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, we will not be entitled to any income tax deduction.

Non-Statutory Stock Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will, in general, recognize ordinary income in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and SimpleTech will be required to collect certain withholding taxes applicable to such income from the optionee.

SimpleTech will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the optionee with respect to an exercised non-statutory option. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the optionee.

If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase in the event of the optionee’s cessation of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when SimpleTech’s repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may elect under Section 83(b) of the Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

Stock Appreciation Rights. No taxable income is recognized upon receipt of a stock appreciation right. The holder will recognize ordinary income in the year in which the stock appreciation right is exercised, in an amount equal to the excess of the fair market value of the underlying shares of common stock on the exercise date over the base price in effect for the exercised right, and SimpleTech will be required to collect certain withholding taxes applicable to such income from the holder.

SimpleTech will be entitled to an income tax deduction equal to the amount of any ordinary income recognized by the holder in connection with the exercise of a stock appreciation right. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Direct Stock Issuances. The holder will recognize ordinary income in the year in which shares are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and SimpleTech will be required to collect certain withholding taxes applicable to such income from the holder.

SimpleTech will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

Restricted Stock Units. No taxable income is recognized upon receipt of a restricted stock unit award. The holder will recognize ordinary income in the year in which the shares subject to that unit are actually issued to the holder. The amount of that income will be equal to the fair market value of the shares on the date of issuance, and SimpleTech will be required to collect certain withholding taxes applicable to such income from the holder. SimpleTech will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the holder at the time the shares are issued. The deduction will in general be allowed for our taxable year in which such ordinary income is recognized by the holder.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND SIMPLETECH WITH RESPECT TO THE GRANT AND EXERCISE OF EQUITY

AWARDS UNDER THE 2000 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

Deductibility of Executive Compensation

We anticipate that any compensation deemed paid by us in connection with disqualifying dispositions of incentive stock option shares or the exercise of non-statutory stock options with exercise prices equal to or greater than the fair market value of the underlying shares on the grant date will qualify as performance-based compensation for purposes of Section 162(m) of the Internal Revenue Code and will not have to be taken into account for purposes of the $1.0 million limitation per “covered employee” on the deductibility of the compensation paid to certain executive officers. Accordingly, all compensation deemed paid with respect to those options should remain deductible without limitation under Section 162(m). However, any compensation deemed paid by SimpleTech in connection with shares issued under the Stock Issuance Program will be subject to the $1.0 million limitation on deductibility per covered employee, except to the extent the vesting of those shares is based solely on one or more of the performance milestones specified above in the summary of the terms of the Stock Issuance Program.

Accounting Treatment

In December 2004 the Financial Accounting Standards Board (“FASB”) released Statement of Financial Accounting Standards No. 123 (revised 2004). The accounting standards established by that Statement generally requires that we expense all share-based payments to employees, including stock option grants, commencing on January 1, 2006. Accordingly, the stock options that we grant to our employees and non-employee board members will have to be valued as of the grant date under an appropriate valuation formula, and that value will then have to be charged as a compensation expense against our reported earnings over the applicable vesting periods. Similar option expensing will be required for any previously granted unvested options on the January 1, 2006 effective date, with the fair value of those unvested options as of their respective grant dates to be expensed against our earnings over the remaining vesting periods. For shares issuable upon the vesting of restricted stock units made under the 2000 Plan, we will continue to accrue a compensation cost equal to the excess of the fair market value of the shares on the date of the restricted stock unit award over the cash consideration (if any) paid for such shares. If shares subject to a direct issuance under the 2000 Plan are unvested at the time of such direct issuance, then the fair market value of those shares at the time of issuance will continue to be treated as a charge to our reported earnings to be amortized over the vesting period. However, such accounting treatment will be applicable whether vesting is tied to service periods or performance goals.

Vote Required

The approval of the amendment and restatement of the 2000 Plan requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the 2006 annual meeting together with the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” approval of the amendment and restatement of the 2000 Plan.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

PricewaterhouseCoopers LLP has been selected by our Audit Committee as our independent registered public accounting firm for the fiscal year ending December 31, 2006. Shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm is not required by our bylaws or otherwise. However, the board of directors is submitting the selection of PricewaterhouseCoopers LLP to our shareholders for ratification as a matter of good corporate practice. If ratification of this selection is not approved by a majority of the shares of common stock voting thereon, our Audit Committee will review its future selection of independent registered public accounting firms; however, the Audit Committee may select PricewaterhouseCoopers LLP, notwithstanding the failure of the shareholders to ratify its selection. In addition, even if the selection is ratified, our Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of us and our shareholders.

Accountant Fees and Services

During the fiscal years ended December 31, 2005 and 2004, PricewaterhouseCoopers LLP provided various audit, audit related and non-audit services to us as follows:

Fee Category	Fiscal 2005 Fees	Fiscal 2004 Fees
Audit Fees – Aggregate fees billed for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports on Form 10-Q or services that are normally provided in connection with statutory and regulatory filings or engagements for the 2005 and 2004 fiscal years.	$255,000	$212,000

Audit-Related Fees – Aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements which are not reported under “Audit Fees” above, including fees for consultation on possible acquisitions.	$0	$6,000

Tax Fees – Aggregate fees billed for tax compliance, tax advice and tax planning, including transfer pricing consultation.	$0	$0

All Other Fees – Aggregate fees billed for products and services provided other than as described in the preceding three categories.	$0	$0

Total Fees	$255,000	$218,000

Our Audit Committee has considered whether provision of the above services other than audit services is compatible with maintaining the independent registered public accounting firm’s independence and has determined that such services have not adversely affected PricewaterhouseCoopers LLP’s independence.

Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2006 annual meeting and will have the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ended December 31, 2006.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

All of the 2005 and 2004 services described above were pre-approved by the Audit Committee to the extent required by Section 10A of the Securities Exchange Act of 1934, as amended, which requires audit committee pre-approval of audit and non-audit services provided by our independent registered public accounting firm.

Vote Required

The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006 requires the approval of the affirmative vote of a majority of the shares of common stock present or represented by proxy and voting at the 2006 annual meeting together with the affirmative vote of a majority of the required quorum.

Recommendation of the Board of Directors

Our board of directors unanimously recommends that the shareholders vote “FOR” ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2006.

OTHER MATTERS

Our board of directors knows of no other business that will be presented at the 2006 annual meeting. If any other business is properly brought before the 2006 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of our board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

MANAGEMENT

Executive Officers and Directors

The following table sets forth certain information regarding our executive officers and directors as of March 31, 2006.

Name	Age	Position
Manouch Moshayedi (2)	47	Chief Executive Officer and Chairman of the Board of Directors

Mike Moshayedi	50	President and Director

Mark Moshayedi	44	Chief Operating Officer, Chief Technical Officer, Secretary and Director

Dan Moses (2)	38	Chief Financial Officer and Director

Rajat Bahri (1)	41	Director

F. Michael Ball (1)	50	Director

James J. Peterson (1)	50	Director

(1)	Member of the Audit, Compensation and Nominating and Corporate Governance Committees
(2)	Member of the Special Stock Option and Special Banking and Investment Committees

Manouch Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Mike Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Mark Moshayedi.    See “Proposal No. 1: Election of Directors” for Mr. Moshayedi’s biography.

Dan Moses.    See “Proposal No. 1: Election of Directors” for Mr. Moses’ biography.

Rajat Bahri.    See “Proposal No. 1: Election of Directors” for Mr. Bahri’s biography.

F. Michael Ball.    See “Proposal No. 1: Election of Directors” for Mr. Ball’s biography.

James J. Peterson.    See “Proposal No. 1: Election of Directors” for Mr. Peterson’s biography.

Relationships Among Executive Officers and Directors

Our executive officers are elected by the board of directors on an annual basis and serve until the next annual meeting of shareholders or until their successors have been duly elected and qualified. Except as otherwise disclosed in their respective biography, there are no family relationships among any of the directors or executive officers of SimpleTech.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of securities ownership on Form 3 and reports of changes in securities ownership on Form 4 or 5 with the Securities and Exchange Commission. Such executive officers, directors and 10% shareholders are also required by SEC rules to furnish us with copies of all Section 16(a) forms that they file. Based solely on our review of the copies of such forms received by us, or written representations from certain reporting persons that no Forms 4 or 5 were required for such persons, we believe that for the reporting period from January 1, 2005 to December 31, 2005, our executive officers and the non-employee members of our board of directors complied with all their reporting requirements under Section 16(a).

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following table sets forth certain summary information concerning the compensation earned by our chief executive officer and each of our other three most highly compensated executive officers (determined on the basis of their salary and bonus for the 2005 fiscal year) for services rendered in all capacities to us and our subsidiaries for the fiscal years ended December 31, 2005, 2004 and 2003, respectively. No other executive officer who would have otherwise been includable in such table on the basis of salary and bonus earned for our 2005 fiscal year has been excluded by reason of his or her termination of employment or change in executive status during that fiscal year. The individuals included in the following table are collectively referred to as the “named executive officers.”

Summary Compensation Table

Long Term Compensation Awards
	Year	Annual Compensation		Other Annual Compensation ($)		Securities Underlying Options (#)	All Other Compensation ($)
Name and Principal Position		Salary ($)	Bonus ($)
Manouch Moshayedi Chief Executive Officer and Chairman of the Board of Directors	2005 2004 2003	489,600 250,000 250,000	— — —	18,300 18,300 18,300	(1) (1) (1)	300,000 — 250,000	27,400 26,900 26,100	(2) (2) (2)

Mike Moshayedi President and Director	2005 2004 2003	369,800 250,000 250,000	— — —	20,400 20,400 20,400	(1) (1) (1)	100,000 — 250,000	27,400 26,900 24,000	(2) (2) (2)

Mark Moshayedi Chief Operating Officer, Chief Technical Officer, Secretary and Director	2005 2004 2003	432,100 250,000 250,000	— — —	15,100 15,100 14,900	(1) (1) (1)	250,000 — 250,000	27,400 26,900 24,000	(2) (2) (2)

Dan Moses Chief Financial Officer and Director	2005 2004 2003	297,500 240,000 192,500	— — —	22,600 22,600 11,600	(1) (1) (4)	100,000 200,000 200,000	— 6,300 6,000	(3) (3)

(1)	Consists of income imputed to the named executive officer for personal use of our automobiles.
(2)	For the amounts shown (a) $20,400 represents income imputed to the named executive officer for premiums paid by us for life insurance policies owned by the named executive officer and (b) the balance represents 401(k) matching contributions made by us.
(3)	Consists of 401(k) matching contributions made by us.
(4)	Consists of income imputed to the named executive officer for personal use of our automobiles and an automobile allowance.

Option Grants in Last Fiscal Year

The following table sets forth information regarding options granted to each of our named executive officers during the year ended December 31, 2005. We did not grant any stock appreciation rights during the year ended December 31, 2005.

	Individual Grants
Name	Number of Shares of Common Stock Underlying Options Granted (#)	% of Total Options Granted to Employees in 2005 (1)	Exercise Price Per Share ($/share)	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
					5% ($)	10% ($)
Manouch Moshayedi	300,000	9.2%	$3.84	2/23/15	$724,487	$1,835,991
Mike Moshayedi	100,000	3.1%	$3.84	2/23/15	$241,496	$611,997
Mark Moshayedi	250,000	7.6%	$3.84	2/23/15	$603,739	$1,529,993
Dan Moses	100,000	3.1%	$3.84	2/23/15	$241,496	$611,997

(1)	During 2005, we granted options to purchase 3,275,000 shares of our common stock to our employees, consultants and non-employee board members.
(2)	Potential realizable values are net of exercise price, but before the payment of taxes associated with exercise. Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The 5% and 10% assumed annual rates of compounded stock price appreciation represent assumed rates of appreciation in the value of the common stock from the fair market value on the date of grant and do not represent our estimate or projection of our future common stock prices. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock and overall stock market conditions. The amounts reflected in the table may not necessarily be achieved.

Each option granted to a named executive officer in 2005 has a maximum term of 10 years, subject to earlier termination following the optionee’s cessation of service, and would have vested and become exercisable in successive equal annual installments over four years upon the optionee’s completion of each year of service with us over such period measured from the grant date. However, on December 19, 2005, our board of directors approved the acceleration of the vesting of all outstanding stock options awarded under our 2000 Stock Incentive Plan which are unvested on December 19, 2005, including those held by Section 16 officers and members of our board of directors. As a result of this action, options to purchase approximately 5.6 million shares of common stock became exercisable effective December 19, 2005, representing approximately 56% of our total outstanding options as of such date. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged. The decision to accelerate vesting of these options was made primarily to avoid recognizing the related compensation expense in our future consolidated financial statements with respect to these unvested stock options upon adopting Financial Accounting Standards Board Statement No. 123(R) “Share-Based Payment” (“SFAS 123(R)”) on January 1, 2006. We had no unvested stock options at December 31, 2005. It is anticipated that the accelerated vesting of these options will eliminate potential pre-tax compensation expense recognition in future periods beginning January 1, 2006 of approximately $9.4 million, of which approximately $3.8 million would have been incurred during the year ending December 31, 2006. Based upon the December 19, 2005 closing price of our common stock on the Nasdaq National Market of $3.79 per share, our historical employee turnover rates and estimate of future employee separation, this action resulted in a non-cash stock compensation expense of approximately $374,000 in the fourth quarter of 2005.

Aggregated Option Exercises In Last Fiscal Year and Fiscal Year-End Option Values

None of our named executive officers exercised any stock options during the fiscal year ended December 31, 2005. No stock appreciation rights were exercised during the fiscal year ended December 31, 2005, and no stock appreciation rights were outstanding at the close of such year.

Employment Agreements and Change in Control Arrangements

We have entered into employment agreements with each of our named executive officers. Our employment agreements generally require each employee to devote all of his working time and attention to our business. The employment agreements contain non-competition restrictions and covenants, including provisions prohibiting each employee from competing with us during his period of employment with us and for a one-year period thereafter. Each employment agreement is at-will and may be terminated by either party at any time, with or without notice, and with or without cause. In addition, each employee has entered into a non-disclosure agreement relating to our intellectual property and proprietary information under which he has agreed to assign all intellectual property rights developed during the course of his employment to us. The compensation of our named executive officers is subject to annual review and adjustment by our board of directors and Compensation Committee. A summary of the compensation packages contained in the employment agreements for each of our named executive officers is provided in the table below.

Compensation Packages Contained in Employment Agreements

Name	Position	Date of Agreement	Initial Annual Base Salary
Manouch Moshayedi	Chairman of the Board and Chief Executive Officer	March 2000	$440,000	(1)
Mike Moshayedi	President	March 2000	$440,000	(1)
Mark Moshayedi	Chief Operating Officer, Chief Technical Officer and Secretary	March 2000	$440,000	(1)
Dan Moses	Chief Financial Officer	March 2000	$150,000	(1)

(1)	On December 20, 2004, the Compensation Committee set the 2005 annual base salaries for Mike Moshayedi, Mark Moshayedi and Dan Moses at $375,000, $440,000 and $300,000 respectively. In addition, on February 11, 2005, the Compensation Committee set the 2005 annual base salary for Manouch Moshayedi at $500,000, effective January 1, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2005 with respect to the shares of our common stock that may be issued under our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity Compensation Plans Approved by Shareholders (1)	10,452,888	$4.25	1,495,941	(2)
Equity Compensation Plans Not Approved by Shareholders	—	—	—

Total	10,452,888		1,495,941

(1)	Consists of the 2000 Stock Incentive Plan. Does not include information concerning our Employee Stock Purchase Plan, which was terminated by our board of directors on December 19, 2005.
(2)	Consists of shares available for future issuance under the 2000 Stock Incentive Plan. The number of shares of common stock available for issuance under the 2000 Stock Incentive Plan automatically increases on the first trading day of January each calendar year by an amount equal to 4% of the total number of shares of common stock outstanding on the last trading day in December of the prior calendar year, but in no event will any such annual increase exceed 2,500,000 shares of common stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of the shares of our common stock as of March 31, 2006, except as noted in the footnotes below, by:

•	Each person whom we know to be the beneficial owner of 5% or more of our outstanding common stock;

•	Each named executive officer;

•	Each of our directors; and

•	All of our executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or that will become exercisable within 60 days after March 31, 2006, are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. As of March 31, 2006, 45,368,682 shares of our common stock were issued and outstanding. Unless otherwise indicated in the footnotes below, and subject to community property laws where applicable, each of the named persons have sole voting and sole investment power with respect to the shares shown as beneficially owned. Unless otherwise indicated in the footnotes below, the address of each individual or entity listed below is c/o 3001 Daimler Street, Santa Ana, California 92705-5812.

	Beneficial Ownership of Shares
Name of Beneficial Owner	Number	Percentage
Executive Officers and Directors:
Manouch Moshayedi (1)	9,544,961	20.8%
Mike Moshayedi (2)	8,142,996	17.8%
Mark Moshayedi (3)	11,187,070	24.4%
Dan Moses (4)	705,113	1.5%
Rajat Bahri (5)	30,000	*
F. Michael Ball (6)	145,000	*
James J. Peterson (7)	130,000	*
All directors and executive officers as a group (7 persons) (8)	29,885,140	62.7%

5% Holders Not Listed Above:
Dimensional Fund Advisors Inc. (9).	2,267,332	5.0%

*	Less than one percent
(1)	Includes (i) 1,270,496 shares held by Manouch Moshayedi, as a co-trustee for the D. and N. Moshayedi Investment Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s children, (ii) 7,706,465 shares held by Manouch Moshayedi, as trustee for the M. and S. Moshayedi Revocable Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s family and (iii) 550,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006. Manouch Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the D. and N. Moshayedi Investment Trust and the M. and S. Moshayedi Revocable Trust.
(2)	Includes (i) 7,790,996 shares held by Mike & Parto Moshayedi, as trustees for the M. and P. Moshayedi Revocable Trust, dated 12/30/96 for the benefit of Mike Moshayedi’s family and (ii) 350,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006. Does not include 9,000 shares held by Mike Moshayedi’s spouse. Mike Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and P. Moshayedi Revocable Trust and his spouse.

(3)	Consists of (i) 1,457,878 shares held by Mark Moshayedi, as trustee for the M. and S. Moshayedi Investment Trust, dated 11/16/95 for the benefit of Manouch Moshayedi’s children, (ii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Kevin Moshayedi, (iii) 677,173 shares held by Mark Moshayedi, as a co-trustee for the M. and P. Moshayedi Investment Trust, dated 12/30/96, FBO Brian Moshayedi, (iv) 7,874,846 shares held by Mark and Semira Moshayedi, as trustees for the M. and S. Moshayedi Revocable Trust, dated 9/25/98 for the benefit of Mark Moshayedi’s family, and (v) 500,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006. Mark Moshayedi disclaims beneficial ownership, except to the extent of his pecuniary interest therein, if any, of the shares held by the M. and S. Moshayedi Investment Trust, the M. and P. Moshayedi Investment Trust FBO Kevin Moshayedi and the M. and P. Moshayedi Investment Trust FBO Brian Moshayedi and the M. and S. Moshayedi Revocable Trust.
(4)	Includes 625,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(5)	Includes 30,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(6)	Includes 140,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(7)	Includes 130,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(8)	Includes 2,325,000 shares subject to options, all of which are presently exercisable or will become exercisable within 60 days after March 31, 2006.
(9)	According to a Schedule 13G filed with the SEC on February 6, 2006, Dimensional Fund Advisors Inc. (“DFA”) is an investment advisor registered under Section 203 of the Investment Advisors Act of 1940 and may be deemed to be the beneficial owner of 2,267,332 shares of SimpleTech common stock. Such Schedule 13G discloses that (i) DFA possesses investment and/or voting power with respect to the shares of SimpleTech common stock beneficially owned by it, (ii) such shares are owned by certain investment companies, trusts and accounts for which DFA serves as investment advisor or manager, and (iii) DFA disclaims beneficial ownership of such shares. The address for DFA is 1299 Ocean Avenue, 11th Floor, Santa Monica, CA 90401.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The information contained in this report is not to be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor is such information to be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of SimpleTech, Inc. (the “Company”) administers the compensation program for the Company’s executive officers. The role of the Committee is to review, recommend and approve the base salaries, any bonuses and other cash compensation of the executive officers. The Committee also administers the Company’s 2000 Stock Incentive Plan (the “2000 Plan”) with respect to all executive officers and has the exclusive authority to make awards to them under the 2000 Plan. The Committee is composed of three non-employee directors, as such term is defined in Rule 16b-3 under the Securities and Exchange Act of 1934, as amended, each of whom also meet applicable federal securities and NASDAQ listing requirements to qualify as an independent director.

The Company’s executive compensation program utilizes a combination of Company performance, individual performance and increases in shareholder value over time as partial determinants of executive pay levels. These factors are intended to motivate executive officers to improve the financial position of the Company, to hold executives accountable for the performance of the functions for which they are responsible, to attract key executives into the service of the Company and to create value for the Company’s shareholders. The compensation for executive officers is based on two elements: cash compensation and equity-based compensation.

Cash Compensation

The Committee administers the Company’s executive compensation programs to ensure that the total cash compensation paid to executive officers remains at a competitive level to enable the Company to attract and retain management personnel with the talents and skills required to meet the challenges of a highly competitive industry. Each executive officer’s base salary may be adjusted each year on the basis of (i) the Committee’s evaluation of the officer’s personal performance for the preceding year and (ii) the competitive marketplace for persons in comparable positions. The Company’s performance and profitability may also be a factor in determining the base salaries of executive officers. The Committee may, however, in its discretion apply entirely different factors regarding financial performance, or modify different compensation elements, for future fiscal years. The compensation of executive officers is expected to be reviewed annually by the Committee.

The Committee historically has not relied on any external compensation surveys in setting the cash compensation of the executive officers and does not attempt to target their cash compensation at any specific percentile of the levels of compensation in effect for other executives in comparable positions in the industry. However, in connection with the Committee’s review of the compensation packages for the Company’s executive officers for 2006, it engaged an outside consulting firm to conduct a survey of the executive officer compensation practices of a peer group of companies that are of comparable size and similar industry to the Company. The Committee expects the use of surveys to be a meaningful guide to assist it with determining cash compensation at competitive levels for the Company’s executive officers in future years.

Cash Incentive Bonus

The Company has not historically maintained a formal cash incentive bonus plan for its executive officers. The Compensation Committee and each of Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi believe that, as founders of the Company and holders of a significant amount of the Company’s common stock, each of them has historically had adequate incentive to promote the Company’s growth and the achievement of its strategic goals. The Committee may, however, from time to time, award cash bonuses to these individuals or other executive officers. The timing and amount of such cash bonus awards shall be determined in the Committee’s discretion based on factors the Committee deems appropriate and reasonable, which may include the Company’s overall performance, individual performance, performance milestones, the particular executive officer’s base salary level, and overall equity and fairness.

Equity-Based Compensation

The Committee generally believes that stock option grants under the 2000 Plan serve to align the interests of an executive officer with those of the Company’s shareholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company’s common stock at a fixed price per share over a specified period of time up to ten years, unless sooner terminated in accordance with the provisions of the 2000 Plan. Each option generally becomes exercisable in a series of equal installments over a specified period, contingent upon the officer’s continued employment with the Company. The size of the option grant to each executive officer is set at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual’s current position with the Company, the individual’s personal performance in recent periods and his or her potential for future responsibility and promotion over the option term. Other factors include the number of shares of common stock and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual.

On December 19, 2005, the Board approved the acceleration of the vesting of all outstanding stock options awarded under the 2000 Plan which were unvested on December 19, 2005, including those held by executive officers and members of the Board. All other terms and conditions applicable to such options, including the exercise prices, remain unchanged. The decision to accelerate vesting of stock options was made in part to avoid recognizing the related compensation expense in the Company’s future consolidated financial statements with respect to unvested stock options upon adopting Statement of Financial Accounting Statement No. 123(R), “Share-Based Payment”, (“SFAS No. 123(R)”) on January 1, 2006. In making the decision to accelerate vesting, the Board also considered other benefits to the Company, as well as what actions other publicly traded companies were taking with respect to their outstanding unvested stock options. As a result of SFAS No. 123(R), the Committee expects to significantly reduce the use and quantity of stock options in the future and explore other equity incentive programs that better aligns the interest of the executive officer with those of shareholders and to provide each individual with a significant incentive to grow the Company and build long-term shareholder value.

Compensation of the Chief Executive Officer

The Committee reviews annually the performance and compensation of the Company’s Chief Executive Officer. The base salary of Manouch Moshayedi, the Chairman and Chief Executive Officer, is set at a level that the Committee believes is competitive with the compensation paid to the chief executive officers of companies of comparable size and similar industries. The Committee increased the annual base salary for Mr. Moshayedi to $500,000 for 2005, which represented the first increase in Mr. Moshayedi’s base salary since 1999. Mr. Moshayedi’s approved annual base salary between 1999 through 2004 was approximately $440,000, however, Mr. Moshayedi voluntarily reduced his annual base salary starting in May 2001 through December 2004 to an annualized base salary of approximately $250,000 in order to reduce the Company’s expenses and operating costs during such period. Mr. Moshayedi was not awarded any cash bonus for 2005. Based on the compensation survey described above, Mr. Moshayedi’s total cash compensation for 2005 (annual base salary plus cash bonus) was at the 75th percentile of the total cash compensation levels in effect for other chief executive officers at the group of peer companies (determined on the basis of publicly available 2004 fiscal year data for such peer companies). Mr. Moshayedi is eligible to participate in all equity incentive plans, long-term incentive plans, pension plans and health and welfare, perquisite and other arrangements generally available to other executive officers. For 2005, such perquisites totaled approximately $38,700 and included life insurance premiums and personal use of the Company’s automobiles. On February 24, 2005, the Committee granted

Mr. Moshayedi an option to purchase 300,000 shares of Common Stock with a per share exercise price equal to $3.84. The options granted to Mr. Moshayedi were in recognition of his personal performance and leadership role and the Company’s performance for the year ended December 31, 2004. This stock option grant has a term of 10 years and was initially scheduled to vest in four equal annual installments commencing on February 24, 2006, subject to Mr. Moshayedi’s continued service to SimpleTech through each such date. However, as a result of the Board’s decision to accelerate the vesting of all outstanding stock options awarded under the 2000 Plan, the options granted to Mr. Moshayedi all became exercisable effective December 19, 2005.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation, whether payable in cash or stock, exceeds $1.0 million per covered officer in any fiscal year. The limitation applies only to compensation that is not considered to be performance-based. Non-performance-based compensation paid to the Company’s executive officers for 2005 did not exceed the $1 million limit per officer, and the Committee does not anticipate that any non-performance-based compensation payable in cash to the executive officers for 2006 will exceed that limit. Accordingly, the Committee has decided not to take any action at this time to limit or restructure the elements of cash compensation payable to the Company’s executive officers but will reconsider this decision should the individual cash compensation of any executive officer approach the $1.0 million level. The 2000 Plan has been structured so that any compensation deemed paid by the Company in connection with the exercise of option grants made under that plan with an exercise price equal to the fair market value of the option shares on the grant date should qualify as performance-based compensation that will not be subject to the $1.0 million limitation on deductibility provided that the option grants are approved by a committee comprised exclusively of two or more “outside directors” as required by Section 162(m).

Submitted by the Compensation Committee of

the Board of Directors,

F. Michael Ball, Chairman

Rajat Bahri

James J. Peterson

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The following is the report of the Audit Committee (the “Audit Committee”) of the Board of Directors of SimpleTech, Inc. (the “Company”) with respect to the Company’s consolidated audited financial statements for the fiscal year ended December 31, 2005, which include the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2005, and the notes thereto.

Review with Management

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by SAS61 (Codification of Statements on Accounting Standards) which include, among other items, matters related to the conduct of the audit of the Company’s financial statements.

The Audit Committee has also received written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standards Board Standard No. 1 (which relates to the independent registered public accounting firm’s independence from the Company and its related entities) and has discussed with PricewaterhouseCoopers LLP their independence from the Company.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005.

Submitted by the Audit Committee of

the Board of Directors,

Rajat Bahri, Chairman

F. Michael Ball

James J. Peterson

STOCK PERFORMANCE GRAPH

The following graph shows a comparison of cumulative total shareholder return, calculated on a dividend reinvested basis, for us, the Nasdaq Stock Market (U.S.) Index and the Standard & Poor’s Semiconductors Index, assuming an investment of $100 on December 29, 2000. No cash dividends have been declared on our common stock. The graph covers the period from December 29, 2000, the last trading day of our 2000 fiscal year, to December 30, 2005, the last trading day of our 2005 fiscal year. The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the future performance of our common stock.

*	$100 invested on 12/29/00 in stock or index-including reinvestment of dividends. Fiscal year ending December 31.

	Cumulative Total Returns
	Dec. 29, 2000	Dec. 31 2001	Dec. 31, 2002	Dec. 31, 2003	Dec. 31, 2004	Dec. 30, 2005
SIMPLETECH, INC.	$100.00	$76.13	$77.94	$155.35	$118.71	$97.29
NASDAQ STOCK MARKET (U.S.)	$100.00	$79.08	$55.95	$83.35	$90.64	$92.73
S & P SEMICONDUCTORS	$100.00	$84.17	$41.05	$81.08	$64.14	$71.94

Notwithstanding anything to the contrary set forth in any of our previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by us under those statutes, the preceding Stock Performance Graph is not to be incorporated by reference into any such prior filings, nor shall such graph be incorporated by reference into any future filings made by us under those statutes.

CERTAIN TRANSACTIONS

Indemnification Agreements

In addition to the indemnification provisions contained in our amended and restated articles of incorporation and bylaws, we have entered into separate indemnification agreements with each of our officers and directors. These agreements contain provisions that may require us, among other things, to indemnify these officers and directors against liabilities that may arise because of their status or service as officers or directors, except for liabilities arising from willful misconduct of a culpable nature, advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and obtain officers’ and directors’ liability insurance if it is maintained for other officers and directors. These agreements do not require us to indemnify our directors and officers in situations where:

•	The remuneration rendered against our officer or director is determined by final judgment or other final adjudication that such remuneration was in violation of law;

•	A judgment is rendered against the director or officer for an accounting of profits made from the purchase or sale of our securities under the provisions of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of any federal, state or local statutory laws;

•	The officer’s or director’s conduct is adjudged to have been knowingly fraudulent or deliberately dishonest, or constitutes willful misconduct;

•	Acts or omissions of our officer or director show a reckless disregard for his or her duty to us or our shareholders in circumstances in which he or she was aware, or should have been aware, in the ordinary course of performing duties, of a risk of serious injury to us or our shareholders; or

•	A court determines that indemnification under the circumstances is not lawful.

MDC Land LLC and MDC Land Corporation

We occupy two leased facilities of approximately 24,500 and 48,600 square feet in Santa Ana, California, in which our executive offices, manufacturing, engineering, research and development, and test engineering operations are located. We lease both facilities from MDC Land LLC, a limited liability company owned by Manouch Moshayedi, Mark Moshayedi, and Mike Moshayedi, each of whom is an executive officer, director and major shareholder of SimpleTech. MDC has no operations other than its leasing transactions with us.

24,500 square foot facility. The lease for the 24,500 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $18,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 24,500 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

48,600 square feet facility. The lease for the 48,600 square foot facility expires in July 2017. For the period from August 1, 2005 through July 31, 2007, the base rent was adjusted to approximately $32,000 per month as a result of an independent appraisal of the current market value as required by the lease. Thereafter, for the remainder of the lease term, base rent shall be adjusted every two years based on the change in the Consumer Price Index. We believe our lease of the 48,600 square foot facility with MDC is on terms no less favorable to us than could be obtained from an unaffiliated third party.

QualCenter, Inc.

In 2005, we purchased approximately $45,000 in testing services from QualCenter, Inc., a Texas S corporation beneficially owned by Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi. QualCenter is

located in Houston, Texas and performs tests and qualification services on desktop, laptop, server, and workstation memory modules sold by us to Hewlett-Packard. QualCenter performs these services at the request of, and on an exclusive basis for, Hewlett-Packard under an arrangement whereby Hewlett-Packard defines and specifies all test and evaluation procedures and methodologies. Our audit committee has reviewed this transaction and believes that the purchase of testing services from QualCenter is on terms no less favorable to us than could be obtained from an unaffiliated third party.

SimpleTech Subsidiary Ownership

In May 1996, we formed S.T.I., LLC, a California limited liability company, with Manouch Moshayedi, Mike Moshayedi and Mark Moshayedi, each of whom is an executive officer and director of SimpleTech. We own 97% of the membership interests in S.T.I., LLC and the Moshayedis own the remaining 3%. S.T.I., LLC was formed to limit our potential liability from our European manufacturing, sales and marketing operations. Under California law at the time of formation of S.T.I., LLC, limited liability companies were required to have more than one member. Accordingly, we formed S.T.I., LLC with the Moshayedis to meet this ownership requirement. To date, S.T.I. LLC has made no withdrawals or distributions of any kind in favor of any owner. We intend to acquire the Moshayedis’ interest in S.T.I., LLC for approximately $100, eliminating the Moshayedi’s interest in S.T.I., LLC and making it our wholly owned subsidiary.

In June 1996, S.T.I., LLC and MDC Land Corporation formed Simple Technology Europe, a privately-held unlimited company registered in Scotland. Simple Technology Europe was set up to serve as the sales and marketing entity for our European operations. Simple Technology Europe has been inactive since June 2005 when we discontinued our sales and marketing operations in Scotland. S.T.I., LLC owns 99% and MDC Land Corporation owns 1% of the outstanding shares of capital stock of Simple Technology Europe. Other than the 1% ownership interest in Simple Technology Europe held by MDC Land Corporation, MDC Land Corporation does not have any other relationship, either business, financial or otherwise, with Simple Technology Europe. To date, there has been no withdrawal from, or distribution of any kind by, Simple Technology Europe in favor of any owner.

Many of the transactions set forth above were made while we were a privately held corporation. All future transactions, if any, between us and our officers, directors and principal shareholders and their affiliates, and any transactions between us and any entity with which our officers, directors or principal shareholders or their affiliates are affiliated, will be approved by our audit committee or a majority of our disinterested directors, and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

OTHER MATTERS

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate this Proxy Statement or future filings made by us under those statutes, the Compensation Committee Report, the Audit Committee Report, reference to the independence of the Audit Committee members and Stock Performance Graph are not deemed filed with the Securities and Exchange Commission and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by us under those statutes.

We have filed an Annual Report on Form 10-K for the year ended December 31, 2005 with the Securities and Exchange Commission. You may obtain, free of charge, a copy of the Form 10-K by writing to Dan Moses, Chief Financial Officer, SimpleTech, Inc., 3001 Daimler Street, Santa Ana, California 92705-5812.

Our board of directors knows of no other business that will be presented to the 2006 annual meeting. If any other business is properly brought before the 2006 annual meeting, proxies received will be voted in respect thereof in accordance with the recommendation of the board of directors. Discretionary authority with respect to such other matters is granted by the execution of the enclosed proxy.

It is important that the proxies be returned promptly and that your shares be represented. You are urged to sign, date and promptly return the enclosed proxy card in the enclosed envelope.

A copy of our Annual Report for the 2005 Fiscal Year has been mailed concurrently with this Proxy Statement to all shareholders entitled to notice of and to vote at the 2006 annual meeting. This Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

By Order of the Board of Directors,

Manouch Moshayedi,

Chief Executive Officer and Chairman

of the Board of Directors

Dated: April 25, 2006

Santa Ana, California

APPENDIX A

SIMPLETECH, INC.

AUDIT COMMITTEE CHARTER

(amended and restated as of April 17, 2006)

I.	PURPOSE

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of SimpleTech, Inc., a California corporation (the “Company”), shall provide assistance to the directors of the Company in fulfilling their responsibility to the shareholders relating to corporate accounting matters, the financial reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The Audit Committee’s purpose is to:

1.	Assist the Board’s oversight of:

•	The reliability and integrity of the Company’s accounting policies and financial reporting and disclosure practices.

•	The establishment and maintenance of processes to assure compliance with all relevant laws, regulations, and Company policies, including a process for receipt of complaints and concerns regarding accounting, internal control or auditing matters.

•	The engagement, compensation, performance, qualifications and independence of the Company’s independent registered public accounting firm (the “Independent Auditor”), their conduct of the annual independent audit of the Company’s financial statements, and their engagement for all other services.

•	The functioning of the Company’s system of internal accounting and financial controls.

2.	Prepare the report of the Audit Committee required by the rules of the Securities and Exchange Commission (“SEC”) to be included in the Company’s annual proxy statement.

II.	STRUCTURE AND OPERATION

Composition and Qualifications

The Committee shall consist of at least three (3) members of the Board. Except as otherwise permitted by the applicable rules of the Nasdaq National Market, the Sarbanes-Oxley Act of 2002 and applicable SEC rules, (i) each member of the Committee shall be “independent” in accordance with applicable SEC rules and Nasdaq National Market listing requirements; (ii) all members of the Committee shall meet the financial literacy requirements of the Nasdaq National Market; and (iii) at least one member of the Committee shall be an “audit committee financial expert” as such term is defined in applicable SEC and Nasdaq rules.

Appointment and Removal

The members of the Committee shall be appointed by the Board annually and continue to be members until their successors are elected and qualified or until their earlier retirement, resignation or removal. Any member of the Committee may be removed, with or without cause, by majority vote of the Board at any time. The Board may appoint one member of the Committee to serve as Chair of the Committee, to convene and chair all regular and special sessions of the Committee, set the agendas for Committee meetings, to determine and communicate to management and the full Board the information needs of the Committee, and to report Committee determinations and actions on behalf of the Committee to the full Board. If the Board fails to appoint a Chair, the members of the Committee shall elect a Chair by majority vote of the full Committee to serve at the pleasure of the majority of the full Committee.

Delegation to Subcommittees

In fulfilling its responsibilities, the Committee shall be entitled to delegate any or all of its responsibilities to a subcommittee of the Committee and, to the extent not expressly reserved to the Committee by the Board or by applicable law, rule or regulation, to any other committee of directors of the Company appointed by it, which may or may not be composed of members of the Committee.

III.	COMMITTEE MEETINGS

The Chair (or in his or her absence, a member designated by the Chair or designated by a majority of the members in attendance) shall preside at each meeting of the Committee and set the agendas for the Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings as long as they are not inconsistent with any provisions of the Company’s Bylaws or this Charter.

The Committee shall meet (in person or by telephonic meeting) as often as may be deemed necessary or appropriate, generally at least four times annually, or more frequently as circumstances dictate. The Committee shall meet periodically with management and the Independent Auditor and, if necessary, in separate executive sessions with only the Independent Auditor and Committee members present, or with only management and Committee members present, to discuss any matters that the Committee believes should be discussed privately.

All non-management directors who are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company’s management, representatives of the Company’s outside advisors, any other personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director who is not a member of the Committee.

The Committee shall maintain written minutes or other records of its meetings and activities, which shall be duly filed in the Company’s records. The Committee may also act by unanimous written consent in lieu of a meeting. The Chair of the Committee shall report to the Board following meetings of the Committee and as otherwise requested by the Board.

IV.	DUTIES AND RESPONSIBILITIES

The Committee’s role is one of oversight. The Committee shall discharge its responsibilities, and shall assess the information provided by the Company’s management and the Independent Auditor, in accordance with its business judgment. The Company’s management is responsible for the preparation, presentation, and integrity of the company’s financial statements and for the appropriateness of the accounting principles and reporting policies that are used by the Company. The Independent Auditor is responsible for auditing the Company’s financial statements and for reviewing the Company’s unaudited interim financial statements. The authority and responsibilities set forth in this Charter do not reflect or create any duty or obligation of the Committee to plan or conduct any audit, to determine or certify that the Company’s financial statements are complete, accurate, fairly presented, or in accordance with generally accepted accounting principles for applicable law, or to guarantee the Independent Auditor’s report.

In discharging its oversight role, the Committee encourages free and open communication among the Committee, the Company’s Independent Auditor, and management, and is empowered to investigate any matter brought to its attention with all requisite access to all books, records, facilities and personnel of the Company and to the Company’s Independent Auditor and outside legal counsel. The Committee has the power to retain separate outside counsel, auditors or other experts or advisors, different from the Company’s regular outside counsel, Independent Auditor and other experts and advisors, and will receive adequate funding from the Company to engage such counsel, auditors, experts and advisors.

The following functions and responsibilities are set forth as a guide with the understanding that the Committee may carry out additional functions and adopt additional policies and procedures as may be appropriate in light of changing business, legislative, regulatory, legal or other conditions.

To fulfill its responsibilities and duties, the Committee shall:

General

1.	Develop and maintain free and open means of communication with the Board, the Company’s Independent Auditor, the Company’s internal auditors, if any, and the financial and general management of the Company.

2.	Perform any other activities as the Committee deems appropriate, or as are requested by the Board, consistent with this Charter, the Company’s Bylaws and applicable laws and regulations.

3.	Conduct an annual self-evaluation of the performance of the Committee, including its effectiveness and compliance with this Charter.

4.	Review and reassess, at least annually, the adequacy of this Charter and submit any recommended changes to the Board for its consideration.

5.	Report its findings regularly to the Board, including any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, and the performance and independence of the Company’s Independent Auditor.

6.	Maintain minutes and other records of meetings and activities of the Committee.

Financial Statements and Published Information

7.	Prior to any public disclosure thereof, the Committee shall review and discuss (or otherwise have the opportunity to comment on) earnings press releases, as well as financial information and earnings guidance.

8.	Review and discuss with management and the Independent Auditor the annual and quarterly financial statements prior to their filing, including the Company’s disclosure under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and a discussion with the Independent Auditor (i) all significant matters related to the Independent Auditor’s review of the financial statements and (ii) the matters required to be communicated by applicable Statements of Auditing Standards, including, but not limited to, Statement on Auditing Standards No. 61, as modified or supplemented.

9.	Make a recommendation to the Board regarding the inclusion of the audited annual financial statements in the Company’s Annual Report on Form 10-K to be filed with the SEC.

10.	Consider and review with management, the Chief Financial Officer and/or the Controller, and the Independent Auditor:

a.	significant findings during the year, including the status of previous audit recommendations;

b.	any audit problems or difficulties encountered in the course of audit work including any restrictions on the scope of activities or access to required information;

c.	any changes required in the planned scope of the audit plan;

d.	the overall scope and plans for the audit (including the audit budget and the adequacy of compensation and staffing); and

e.	the coordination of audit efforts to monitor completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

11.	Prepare a report from the Committee to be included in the Company’s proxy statement related to the performance of certain of the Committee’s responsibilities, as required by the rules and regulations of the SEC.

Performance and Independence of Independent Registered Public Accounting Firm

12.	On an annual basis, request from the Independent Auditor a formal written statement delineating all relationships between the Independent Auditor and the Company, consistent with Independence Standards Board Standard No. 1 and with all applicable laws, rules and regulations. The Committee shall review the qualification, performance and independence of the Independent Auditor annually and make determinations regarding the appointment or termination of the Independent Auditor. The Committee shall actively engage in a dialogue with the Company’s management and Independent Auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the Independent Auditor from management and the Company and take appropriate action in response to the Independent Auditor’s report to satisfy itself of the Independent Auditor’s objectivity and independence. The Committee shall also:

a.	confirm with the Independent Auditor that the Independent Auditor is in compliance with the partner rotation requirements established by the SEC;

b.	consider whether, in the interest of assuring continuing independence of the Independent Auditor, the Company should regularly rotate its Independent Auditor;

c.	establish policies for the Company’s hiring of employees or former employees of the Independent Auditor; and

d.	if applicable, consider whether the Independent Auditor’s provision of any permitted non-audit services to the Company is compatible with maintaining the independence of the Independent Auditor.

13.	At least annually, obtain and review a written report by the Independent Auditor describing the Independent Auditor’s internal quality control procedures; any material issues raised by the most recent internal quality-control review, or peer review, of the Independent Auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the Independent Auditor, and any steps taken to deal with any such issues.

Review of Services and Audit by Independent Registered Public Accounting Firm

14.	Have the sole authority and responsibility to appoint, evaluate, determine the compensation of and, where appropriate, replace the Independent Auditor. The Committee may, in its discretion, seek shareholder ratification of the Independent Auditor it appoints. The Independent Auditor shall report directly to the Committee, and the Committee’s responsibility includes the resolution of disagreements between management and the Independent Auditor regarding financial reporting.

15.	Consider and pre-approve all auditing and permissible non-audit services provided by the Independent Auditor. The Committee may delegate the authority to grant pre-approvals to one or more members of the Committee, whose decisions must be presented to the full Committee at its scheduled meetings.

16.	Reviewing with the Independent Auditor, as required by the rules and regulations of the SEC:

a.	All critical accounting policies and practices used by the Company;

b.	All alternative treatments of financial information within generally accepted accounting principles that have been discussed with Company management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the Independent Auditor; and

c.	Other material communications between the Independent Auditor and management, such as any management letters or schedule of unadjusted differences.

Financial Reporting Process

17.	Review the activities, organizational structure, staffing and qualifications of the internal audit function, if any.

18.	The Committee shall review and approve any material off-balance sheet arrangements or other material financial arrangements of the Company that do not appear on the financial statements of the Company.

19.	Review and discuss periodically with management and the Independent Auditor:

a.	the adequacy and effectiveness of the Company’s internal controls over financial reporting and disclosure controls and procedures, including the review before its release, the disclosure regarding the system of internal controls required under SEC rules to be contained in the Company’s periodic filings and the attestations or reports by the Independent Auditor relating to such disclosure;

b.	all significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data;

c.	the integrity of its financial reporting processes;

d.	any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls; and

e.	the adequacy of its risk management programs and policies, including recommendations for any improvements in these areas.

20.	Meet periodically with management, the internal auditors, if any, and the Independent Auditor in separate executive sessions to discuss matters, which the Committee or these groups believe should be discussed privately.

Ethical and Legal Compliance/General

21.	Review periodically with the Company’s general counsel any legal and regulatory matters that may have a material impact on the Company’s financial statements.

22.	Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

23.	The Committee shall review and approve all “related party transactions” as defined in applicable SEC rules.

24.	Serve as the Company’s Qualified Legal Compliance Committee (“QLCC”) for purposes of internal and external attorney reporting of any evidence of material violations of securities laws or breaches of fiduciary duty within the Company pursuant to Section 307 of the Sarbanes-Oxley Act of 2002. The Committee shall take such actions as may be permitted or required of a QLCC under applicable law, and the QLCC shall establish procedures for the confidential receipt, retention and consideration of any attorney report to the QLCC.

APPENDIX B

SIMPLETECH, INC.

2000 STOCK INCENTIVE PLAN

(As Amended and Restated Through April 17, 2006)

ARTICLE ONE

GENERAL PROVISIONS

I.	PURPOSE OF THE PLAN

This amended and restated 2000 Stock Incentive Plan is intended to promote the interests of SimpleTech, Inc., a California corporation, by providing eligible persons in the Corporation’s service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in such service.

Capitalized terms shall have the meanings assigned to such terms in the attached Appendix.

II.	STRUCTURE OF THE PLAN

A. The Plan as hereby amended and restated shall be divided into three separate equity incentives programs:

•	the Discretionary Option Grant Program, under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

•	the Stock Issuance Program, under which eligible persons may be issued shares of Common Stock pursuant to restricted stock awards, restricted stock units or other stock-based awards, awarded by and at the discretion of the Plan Administrator, that vest upon the completion of a designated service period and/or the attainment of pre-established performance milestones, or such shares of Common Stock may be issued through direct purchase or as a bonus for services rendered the Corporation (or any Parent or Subsidiary), and

•	the Automatic Option Grant Program under which eligible newly elected or appointed non-employee Board members shall automatically receive one-time option grants.

B. The provisions of Articles One and Five shall apply to all equity programs under the Plan and shall govern the interests of all persons under the Plan.

III.	ADMINISTRATION OF THE PLAN

A. The Primary Committee shall have sole and exclusive authority to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders. Administration of the Discretionary Option Grant and Stock Issuance Programs with respect to all other persons eligible to participate in those programs may, at the Board’s discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons. However, any discretionary option grants, stock issuances or other stock-based awards to members of the Primary Committee must be authorized by a disinterested majority of the Board.

B. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

C. Each Plan Administrator shall, within the scope of its administrative functions under the Plan, have full power and authority (subject to the provisions of the Plan) to establish such rules and regulations as it may deem appropriate for proper administration of the Discretionary Option Grant and Stock Issuance Programs and to make such determinations under, and issue such interpretations of, the provisions of those programs and any outstanding options, stock issuances, restricted stock unit awards or other stock-based awards thereunder as it may deem necessary or advisable. Decisions of the Plan Administrator within the scope of its administrative functions under the Plan shall be final and binding on all parties who have an interest in the Discretionary Option Grant and Stock Issuance Programs under its jurisdiction or any stock option, stock issuance, restricted stock unit award or other stock-based award thereunder.

D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to the Plan or any stock option, stock issuance or other stock-based award under the Plan.

E. Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of the programs and no Plan Administrator shall exercise any discretionary functions with respect to any option grants or stock issuances made under this program.

IV.	ELIGIBILITY

A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

(i) Employees,

(ii) non-employee members of the Board or the board of directors of any Parent or Subsidiary, and

(iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under the Plan, have full authority to determine, (i) with respect to the option grants under the Discretionary Option Grant Program, which eligible persons are to receive such grants, the time or times when those grants are to be made, the number of shares to be covered by each such grant, the status of a granted option as either an Incentive Option or a Non-Statutory Option, the exercise price per share of each grant (subject to the limitations set forth in Article Two), the time or times when each stock option is to become exercisable, the vesting schedule (if any) applicable to the option shares and the maximum term for which the option is to remain outstanding and (ii) with respect to stock issuances or other stock-based awards under the Stock Issuance Program, which eligible persons are to receive such issuances or awards, the time or times when the issuances or awards are to be made, the number of shares subject to each such issuance or award, the vesting schedule (if any) applicable to the shares subject to such issuance or award, and the consideration for such shares.

C. The Plan Administrator shall have the absolute discretion to grant options in accordance with the Discretionary Option Grant Program and to effect stock issuances or other stock-based awards in accordance with the Stock Issuance Program.

D. The individuals who shall be eligible to participate in the Automatic Option Grant Program shall be limited to those individuals who first become non-employee Board members on or after the Plan Effective Date, whether through appointment by the Board or election by the Corporation’s shareholders. A non-employee Board member who has previously been in the employ of the Corporation (or any Parent or Subsidiary) shall not be eligible to receive an option grant under the Automatic Option Grant Program at the time he or she first becomes a non-employee Board member, but shall be eligible to receive periodic option grants, if any, under the Automatic Option Grant Program while he or she continues to serve as a non-employee Board member.

V.	STOCK SUBJECT TO THE PLAN

A. The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The number of shares of Common Stock currently reserved for issuance over the term of the Plan shall not exceed 17,226,645 shares. Such share reserve consists of: (i) the 3,359,300 shares of Common Stock initially reserved for issuance over the term of the Plan, (ii) the number of shares of Common Stock transferred from the Predecessor Plan as of the Plan Effective Date, including the shares subject to outstanding options transferred as of such date from the Predecessor Plan (approximately 2,771,421 shares), (iii) an additional increase of 902,284 shares of Common Stock previously authorized by the Board and approved by the Corporation’s shareholders on July 26, 2000, prior to the Plan Effective Date, plus (iv) the 1,502,906 shares of Common Stock, the 1,530,882 shares of Common Stock, the 1,549,032 shares of Common Stock, the 1,911,050 shares of Common Stock, the 1,898,028 shares of Common Stock and the 1,801,742 shares of Common Stock added to the share reserve on January 2, 2001, 2002, 2003, 2004, 2005 and January 3, 2006, respectively, by reason of the automatic share increase provision of Section V.B of this Article One.

B. The number of shares of Common Stock available for issuance under the Plan shall automatically increase on the first trading day of January each calendar year during the term of the Plan, beginning with calendar year 2001, by an amount equal to four percent (4%) of the total number of shares of Common Stock outstanding on the last trading day in December of the immediately preceding calendar year, but in no event shall any such annual increase exceed 2,500,000 shares.

C. No one person participating in the Plan may receive stock options, separately exercisable stock appreciation rights, direct stock issuances (whether vested or unvested) and other stock-based awards (whether in the form of restricted stock units or other share right awards) for more than 500,000 shares of Common Stock in the aggregate per calendar year.

D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) or other awards made under the Plan shall be available for subsequent issuance under the Plan to the extent (i) those options or awards expire or terminate for any reason prior to the issuance of the shares of Common Stock subject to those options or awards or (ii) the options or awards are cancelled in accordance with the cancellation-regrant provisions of Article Two. Unvested shares issued under the Plan and subsequently cancelled or repurchased by the Corporation, at the original exercise or issue price paid per share pursuant to the Corporation’s repurchase rights under the Plan shall be added back to the number of shares of Common Stock reserved for issuance under the Plan and shall accordingly be available for subsequent reissuance under the Plan. However, should the exercise price of an option under the Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under the Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the issuance of fully-vested shares under the Stock Issuance Program, then the number of shares of Common Stock available for issuance under the Plan shall be reduced by the gross number of shares for which the option is exercised or the gross number of full-vested shares issued under the Stock Issuance Program, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under Section V of Article Two of the Plan shall not be available for subsequent issuance under the Plan.

E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the maximum number and/or class of securities issuable under the Plan, (ii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights, direct stock issuances, and other stock-based awards under the Plan per calendar year, (iii) the number and/or class of securities for which grants are subsequently to be made under the Automatic

Option Grant Program to newly elected or appointed non-employee Board members, (iv) the number and/or class of securities and the exercise price per share in effect under each outstanding option under the Plan, (v) the number and/or class of securities and exercise price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan, (vi) the number and/or class of securities subject to each outstanding restricted stock unit or other stock-based award under the Plan and the consideration (if any) payable per share thereunder, and (vii) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the provisions of Section V.B of this Article One. Such adjustments to the outstanding options or other stock-based awards are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under those options or other stock-based awards. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

ARTICLE TWO

DISCRETIONARY OPTION GRANT PROGRAM

I.	OPTION TERMS

Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of the Plan applicable to such options.

A. Exercise Price.

1. The exercise price per share shall be fixed by the Plan Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the forms specified below:

(i) cash or check made payable to the Corporation,

(ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

(iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

B. Exercise and Term of Options. Each option shall be exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

C. Effect of Termination of Service.

1. The following provisions shall govern the exercise of any options held by the Optionee at the time of cessation of Service or death:

(i) Any option outstanding at the time of the Optionee’s cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

(ii) Any option held by the Optionee at the time of death and exercisable in whole or in part at that time may be subsequently exercised by the personal representative of the Optionee’s estate or by the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or by the Optionee’s designated beneficiary or beneficiaries of that option.

(iii) Should the Optionee’s Service be terminated for Misconduct or should the Optionee otherwise engage in Misconduct while holding one or more outstanding options under this Article Two, then all those options shall terminate immediately and cease to be outstanding.

(iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which that option is at the time exercisable. No additional shares shall vest under the option following the Optionee’s cessation of Service, except to the extent (if any) specifically authorized by the Plan Administrator in its sole discretion pursuant to an express written agreement with the Optionee. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any shares for which the option has not been exercised.

2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding, to:

(i) extend the period of time for which the option is to remain exercisable following the Optionee’s cessation of Service from the limited exercise period otherwise in effect for that option to such greater period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

(ii) permit the option to be exercised, during the applicable post-Service exercise period, not only with respect to the number of vested shares of Common Stock for which such option is exercisable at the time of the Optionee’s cessation of Service but also with respect to one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.

D. Shareholder Rights. The holder of an option shall have no shareholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

E. Repurchase Rights. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

F. Limited Transferability of Options. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or the laws of inheritance following the Optionee’s death. Non-Statutory Options shall be subject to the same restriction, except that a Non-Statutory Option may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members or to a trust established exclusively for one or more such Family Members or to Optionee’s former spouse, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. Notwithstanding the foregoing, the Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Two (whether Incentive Options or Non-Statutory Options), and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

II.	INCENTIVE OPTIONS

The terms specified below, together with any additions, deletions or changes thereto imposed from time to time pursuant to the provisions of the Code governing Incentive Options, shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Five shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under the Plan shall not be subject to the terms of this Section II.

A. Eligibility. Incentive Options may only be granted to Employees.

B. Exercise Price. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

C. Dollar Limitation. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under the Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, then for purposes of the foregoing limitation on the exercisability of those options as Incentive Options, such options shall be deemed to become first exercisable in that calendar year on the basis of the chronological order in which they were granted, except to the extent otherwise provided under applicable law or regulation.

D. 10% Shareholder. If any Employee to whom an Incentive Option is granted is a 10% Shareholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

III.	CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of any Corporate Transaction, each option outstanding at the time of the Corporate Transaction but not otherwise exercisable as to all the shares at the time subject to that option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Corporate Transaction, vest and become exercisable as to all shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully vested shares of Common Stock. However, no option outstanding at the time of a Corporation Transaction shall vest and become exercisable on such an accelerated basis if and to the extent: (i) such option is, in connection with the Corporate Transaction, to be assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction or (ii) such option is replaced with a cash incentive program of the successor corporation that preserves the spread (the excess of the Fair Market Value of those shares over the exercise price in effect for the shares) existing at the time of the Corporate Transaction on the shares of Common Stock as to which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same exercise/vesting schedule applicable to those option shares or (iii) the acceleration of such option is subject to other limitations imposed by the Plan Administrator.

B. All outstanding repurchase rights under the Discretionary Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent: (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator.

C. Immediately following the consummation of the Corporate Transaction, all outstanding options under the Discretionary Option Grant Program shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Corporate Transaction.

D. Each option which is assumed in connection with a Corporate Transaction or otherwise continued in effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments to reflect such Corporate Transaction shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of the Plan, (iii) the maximum number and/or class of securities for which any one person may be granted stock options, separately exercisable stock appreciation rights, direct stock issuances and other stock-based awards under the Plan per calendar year, (iv) the maximum number and/or class of securities by which the share reserve is to increase automatically each calendar year pursuant to the automatic share increase provisions of the Plan and (v) the number and/or class of securities for which option grants are subsequently to be made under the Automatic Option Grant Program to new non-employee Board members. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Discretionary Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

E. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of such Corporate Transaction, vest and become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock, whether or not those options are to be assumed or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate at the time of such Corporate Transaction and shall not be assignable to successor corporation (or parent thereof), and the shares subject to those terminated rights shall accordingly vest in full at the time of such Corporate Transaction.

F. The Plan Administrator shall have full power and authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall immediately vest and become exercisable for all the shares of Common Stock at the time subject to those options in the event the Optionee’s Service is subsequently terminated by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those options do not otherwise vest on an accelerated basis. Any options so accelerated shall remain exercisable as to fully vested shares until the expiration or sooner termination of their term. In addition, the Plan Administrator may structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall immediately terminate with respect to any shares held by the Optionee at the time of his or her Involuntary Termination, and the shares subject to those terminated repurchase rights shall accordingly vest in full at that time.

G. The Plan Administrator shall have the discretionary authority to structure one or more outstanding options under the Discretionary Option Grant Program so that those options shall, immediately prior to the effective date of a Change in Control or Hostile Take-Over, as the case may be, vest and become exercisable for all the shares of Common Stock at the time subject to those options and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Discretionary Option Grant Program so that those rights shall terminate automatically upon the consummation of such Change in Control or Hostile Take-Over, as the case may be, and the shares subject to those terminated rights shall thereupon vest in full. Alternatively, the Plan Administrator may condition the automatic acceleration of one or more outstanding options under the Discretionary Option Grant Program and the termination of one or more of the Corporation’s outstanding repurchase rights under such program upon the Involuntary Termination of the Optionee’s Service within a designated period (not to exceed eighteen (18) months) following the effective date of such Change in Control or Hostile Take-Over, as the case may be. Each option so accelerated shall remain exercisable for fully vested shares until the expiration or sooner termination of the term.

H. The portion of any Incentive Option accelerated in connection with a Corporate Transaction or Change in Control or Hostile Take-Over shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option shall be exercisable as a Nonstatutory Option under federal tax law.

I. The outstanding options shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

IV.	CANCELLATION AND REGRANT OF OPTIONS

A. The Plan Administrator shall have the authority to effect, at any time and from time to time, with the consent of the affected option holders, the cancellation of any or all outstanding options under the Discretionary Option Grant Program (including outstanding options incorporated from the Predecessor Plan) and to grant in exchange one or more of the following: (i) new options covering the same or a different number of shares of Common Stock but with an exercise price per share not less than the Fair Market Value per share of Common Stock on the new grant date or (ii) cash or shares of Common Stock, whether vested or unvested, equal in value to the value of the cancelled options (as measured by the excess of the Fair Market Value of the shares underlying the cancelled options on the date of cancellation over the exercise price in effect for the cancelled options).

B. The Plan Administrator shall also have the authority, exercisable at any time and from time to time, with the consent of the affected holders, to reduce the exercise price of one or more outstanding stock options to a price not less than the then current Fair Market Value per share of Common Stock or issue new stock options with a lower exercise price at not less than the then current Fair Market Value per share of Common Stock in immediate cancellation of outstanding stock options with a higher exercise price.

V.	STOCK APPRECIATION RIGHTS

A. The Plan Administrator shall have full power and authority to grant to selected Optionees tandem stock appreciation rights and/or limited stock appreciation rights.

B. The following terms shall govern the grant and exercise of tandem stock appreciation rights:

(i) One or more Optionees may be granted the right, exercisable upon such terms as the Plan Administrator may establish, to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Fair Market Value (on the option surrender date) of the number of shares in which the Optionee is at the time vested under the surrendered option (or surrendered portion thereof) over (b) the aggregate exercise price payable for such shares.

(ii) No such option surrender shall be effective unless it is approved by the Plan Administrator, either at the time of the actual option surrender or at any earlier time. If the surrender is so approved, then the distribution to which the Optionee shall be entitled may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.

(iii) If the surrender of an option is not approved by the Plan Administrator, then the Optionee shall retain whatever rights the Optionee had under the surrendered option (or surrendered portion thereof) on the option surrender date and may exercise such rights at any time prior to the later of (a) five (5) business days after the receipt of the rejection notice or (b) the last day on which the option is otherwise exercisable in accordance with the terms of the documents evidencing such option, but in no event may such rights be exercised more than ten (10) years after the option grant date.

C. The following terms shall govern the grant and exercise of limited stock appreciation rights:

(i) One or more Section 16 Insiders may be granted limited stock appreciation rights with respect to their outstanding options.

(ii) Upon the occurrence of a Hostile Take-Over, each individual holding one or more options with such a limited stock appreciation right shall have the unconditional right (exercisable for a thirty (30)-day period following such Hostile Take-Over) to surrender each such option to the Corporation. In return for the surrendered option, the Optionee shall receive a cash distribution from the Corporation in an amount equal to the excess of (A) the Take-Over Price of the shares of Common Stock at the time subject to such option (whether or not the option is otherwise at that time exercisable for those shares) over (B) the aggregate exercise price payable for those shares. Such cash distribution shall be paid within five (5) days following the option surrender date.

(iii) At the time such limited stock appreciation right is granted, the Plan Administrator shall pre-approve any subsequent exercise of that right in accordance with the terms of this Paragraph C. Accordingly, no further approval of the Plan Administrator or the Board shall be required at the time of the actual option surrender and cash distribution.

ARTICLE THREE

STOCK ISSUANCE PROGRAM

I.	STOCK ISSUANCE TERMS

A. Issuances. Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening option grants. Each such stock issuance shall be evidenced by a Stock Issuance Agreement that complies with the terms specified below. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units, awarded by and at the discretion of the Plan Administrator, that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements, or upon the expiration of a designated time period following the grant of those awards or units.

B. Issue Price.

1. The price per share at which shares of Common Stock may be issued under the Stock Issuance Program shall be fixed by the Plan Administrator, but shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the issuance date.

2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration that the Plan Administrator may deem appropriate in each individual instance:

(i) cash or check made payable to the Corporation;

(ii) past services rendered to the Corporation (or any Parent or Subsidiary); or

(iii) any other valid form of consideration permissible under the California General Corporation Law at the time such shares are issued.

C. Vesting Provisions.

1. Shares of Common Stock issued under the Stock Issuance Program may, in the discretion of the Plan Administrator, be fully and immediately vested upon issuance or may vest in one or more installments over the Participant’s period of Service and/or upon attainment of specified performance objectives. The elements of the vesting schedule applicable to any unvested shares of Common Stock issued under the Stock Issuance Program shall be determined by the Plan Administrator and incorporated into the Stock Issuance Agreement. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards or restricted stock units that entitle the recipients to receive the shares underlying those awards or units upon the attainment of designated performance goals and/or the satisfaction of specified Service requirements, or upon the expiration of a designated time period following the grant of those awards or units, including (without limitation) a deferred distribution date following the termination of the Participant’s Service.

2. The Plan Administrator shall also have the discretionary authority, consistent with Code Section 162(m), to structure one or more stock issuances or restricted stock unit or share right awards so that the shares of Common Stock subject to those issuances or awards shall vest (or vest and become issuable) upon the achievement of certain pre-established corporate performance goals based on one or more of the following criteria: (i) return on total shareholder equity; (ii) earnings or net income per share of Common Stock; (iii) net income or operating income; (iv) earnings before interest, taxes, depreciation, amortization and stock-compensation costs, or operating income before depreciation and amortization; (v) sales or revenue targets; (vi) return on assets, capital or investment; (vii) cash flow; (viii) market share; (ix) cost reduction goals; (x) budget comparisons; (xi) implementation or completion of projects or processes strategic or critical to the Corporation’s business operations; (xii) measures of customer satisfaction; (xiii) any combination of, or a specified increase in, any of the foregoing; and (xiv) the formation of joint ventures, research and development collaborations, marketing or customer service collaborations, or the completion of other corporate transactions intended to enhance the Corporation’s revenue or profitability or expand its customer base; provided, however, that for purposes of items (ii), (iii) and (vii) above, the Plan Administrator may, at the time the awards under the Stock Issuance Program are made, specify certain adjustments to such items as reported in accordance with generally accepted accounting principles in the U.S. (“GAAP”), which will exclude from the calculation of those performance goals one or more of the following: certain charges related to acquisitions, stock-based compensation, employer payroll tax expense on certain stock option exercises, settlement costs, restructuring costs, gains or losses on strategic investments, non-operating gains or losses, certain other non-cash charges, valuation allowance on deferred tax assets, and the related income tax effects, purchases of property and equipment, and any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30, provided that such adjustments are in conformity with those reported by the Corporation on a non-GAAP basis. In addition, such performance goals may be based upon the attainment of specified levels of the Corporation’s performance under one or more of the measures described above relative to the performance of other entities and may also be based on the performance of any of the Corporation’s business groups or divisions or any Parent or Subsidiary. Performance goals may include a minimum threshold level of performance below which no award will be earned, levels of performance at which specified portions of an award will be earned and a maximum level of performance at which an award will be fully earned. The Plan Administrator may provide that, if the actual level of attainment for any performance objective is between two specified levels, the amount of the award attributable to that performance objective shall be interpolated on a straight-line basis.

3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to the Participant’s unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant’s unvested shares of Common Stock and (ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

4. The Participant shall have full shareholder rights with respect to any shares of Common Stock issued to the Participant under the Stock Issuance Program, whether or not the Participant’s interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares. The Participant shall not have any shareholder rights with respect to the shares of Common Stock subject to a restricted stock unit or share right award until that award vests and the shares of Common Stock are actually issued thereunder. However, dividend-equivalent units may be paid or credited, either in cash or in actual or phantom shares of Common Stock, on outstanding restricted stock unit or share right awards, subject to such terms and conditions as the Plan Administrator may deem appropriate.

5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock issued under the Stock Issuance Program or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further shareholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash, cash equivalent or otherwise, the Corporation shall repay to the Participant the same form of consideration as the Participant paid for the surrendered shares.

6. The Plan Administrator may in its discretion waive the surrender and cancellation of one or more unvested shares of Common Stock which would otherwise occur upon the cessation of the Participant’s Service or the non-attainment of the performance objectives applicable to those shares. Any such waiver shall result in the immediate vesting of the Participant’s interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant’s cessation of Service or the attainment or non-attainment of the applicable performance objectives. However, no vesting requirements tied to the attainment of performance objectives may be waived with respect to shares that were intended at the time of issuance to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.C of this Article Three.

7. Outstanding share right awards or restricted stock units under the Stock Issuance Program shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards or units, if the performance goals established for such awards or units are not attained. The Plan Administrator, however, shall have the discretionary authority to issue vested shares of Common Stock under one or more outstanding share right awards or restricted stock units as to which the designated performance goals or Service requirements have not been attained or satisfied. However, no vesting requirements tied to the attainment of performance goals may be waived with respect to awards or units which were at the time of grant intended to qualify as performance-based compensation under Code Section 162(m), except in the event of the Participant’s Involuntary Termination or as otherwise provided in Section II.C of this Article Three.

II.	CORPORATE TRANSACTION/CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. Corporate Transaction

1. All of the Corporation’s outstanding repurchase rights under the Stock Issuance Program shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction, except to the extent (i) those repurchase rights are to be assigned to the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate Transaction or (ii) such accelerated vesting is precluded by other limitations imposed in the Stock Issuance Agreement.

2. The Plan Administrator shall have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction in which those repurchase rights are assigned to the successor corporation (or parent thereof).

3. Each outstanding restricted stock unit or share right award assumed in connection with a Corporate Transaction or otherwise continued in effect shall be adjusted immediately after the consummation of that Corporate Transaction to apply to the number and class of securities into which the shares of Common Stock subject to the award immediately prior to the Corporate Transaction would have been converted in consummation of such Corporate Transaction had those shares actually been outstanding at that time, and appropriate adjustments shall also be made to the consideration (if any) payable per share thereunder, provided that the aggregate amount of such consideration shall remain the same. If any such restricted stock unit or share right award is not so assumed or otherwise continued in effect, then such unit or award shall vest, and the shares of Common Stock subject to that unit or award shall be issued as fully-vested shares, immediately prior to the consummation of the Corporate Transaction.

4. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall immediately vest (or vest and become issuable) in whole or in part in the event the Participant’s Service should subsequently terminate by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of any Corporate Transaction.

B. Change in Control/Hostile Take-Over

1. The Plan Administrator shall also have the discretionary authority to structure one or more of the Corporation’s repurchase rights under the Stock Issuance Program so that those rights shall automatically terminate in whole or in part, and the shares of Common Stock subject to those terminated rights shall immediately vest, either upon the occurrence of a Change in Control or Hostile Take-Over, as the case may be, or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control or Hostile Take-Over, as the case may be.

2. The Plan Administrator shall have the discretionary authority to structure one or more unvested stock issuances or one or more restricted stock unit or other share right awards under the Stock Issuance Program so that the shares of Common Stock subject to those issuances or awards shall automatically vest (or vest and become issuable) in whole or in part immediately upon the occurrence of a Change in Control or Hostile Take-Over, as the case may be, or upon the subsequent termination of the Participant’s Service by reason of an Involuntary Termination within a designated period (not to exceed eighteen (18) months) following the effective date of that Change in Control or Hostile Take-Over, as the case may be.

C. The Plan Administrator’s authority under Paragraphs A.4 and B.2 of this Section II shall also extend to any stock issuances, restricted stock units or other share right awards intended to qualify as performance-based compensation under Code Section 162(m), even though the automatic vesting of those issuances, units or awards pursuant to Paragraph A.4 and B.2 of this Section II may result in their loss of performance-based status under Code Section 162(m).

ARTICLE FOUR

AUTOMATIC OPTION GRANT PROGRAM

I.	OPTION TERMS

A. Grant Dates. Option grants shall be made on the dates specified below:

Each individual who is first elected or appointed as a non-employee Board member at any time on or after the Plan Effective Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase 30,000 shares of Common Stock, provided that individual has not previously been in the employ of the Corporation or any Parent or Subsidiary.

B. Exercise Price.

1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

C. Option Term. Each option shall have a term of ten (10) years measured from the option grant date.

D. Exercise and Vesting of Options. Each option shall be immediately exercisable for any or all of the option shares. However, any unvested shares purchased under the option shall be subject to repurchase by the Corporation, at the exercise price paid per share, upon the Optionee’s cessation of Board service prior to vesting in those shares. The shares shall vest, and the Corporation’s repurchase right shall lapse, in a series of five (5) successive equal annual installments upon the Optionee’s completion of each year of service as a Board member over the five (5)-year period measured from the option grant date.

E. Limited Transferability of Options. Each option under this Article Four may be assigned in whole or in part during the Optionee’s lifetime to one or more Family Members of the Optionee or to a trust established exclusively for Optionee and/or for one or more such Family Members, to the extent such assignment is in connection with the Optionee’s estate plan or pursuant to a domestic relations order. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate. The Optionee may also designate one or more persons as the beneficiary or beneficiaries of his or her outstanding options under this Article Four, and those options shall, in accordance with such designation, automatically be transferred to such beneficiary or beneficiaries upon the Optionee’s death while holding those options. Such beneficiary or beneficiaries shall take the transferred options subject to all the terms and conditions of the applicable agreement evidencing each such transferred option, including (without limitation) the limited time period during which the option may be exercised following the Optionee’s death.

F. Termination of Board Service. The following provisions shall govern the exercise of any options held by the Optionee at the time the Optionee ceases to serve as a Board member:

(i) The Optionee (or, in the event of Optionee’s death, the personal representative of the Optionee’s estate or the person or persons to whom the option is transferred pursuant to the Optionee’s will or the laws of inheritance or the designated beneficiary or beneficiaries of such option) shall have a twelve (12)-month period following the date of such cessation of Board service in which to exercise each such option.

(ii) During the twelve (12)-month exercise period, the option may not be exercised in the aggregate for more than the number of vested shares of Common Stock for which the option is exercisable at the time of the Optionee’s cessation of Board service.

(iii) Should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for any or all of those shares as fully vested shares of Common Stock.

(iv) In no event shall the option remain exercisable after the expiration of its term. Upon the expiration of the twelve (12)-month exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee’s cessation of Board service for any reason other than death or Permanent Disability, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

II.	CORPORATE TRANSACTION/ CHANGE IN CONTROL/HOSTILE TAKE-OVER

A. In the event of a Corporate Transaction while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Corporate Transaction, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Immediately following the consummation of the Corporate Transaction, each automatic option grant shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Corporate Transaction.

B. In the event of a Change in Control while the Optionee remains a Board member, the shares of Common Stock at the time subject to each outstanding option held by such Optionee under this Automatic Option Grant Program but not otherwise vested shall automatically vest in full so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all the option shares as fully vested shares of Common Stock and may be exercised for any or all of those vested shares. Each such option shall remain exercisable for such fully vested option shares until the expiration or sooner termination of the option term or the surrender of the option in connection with a Hostile Take-Over.

C. All outstanding repurchase rights under this under this Automatic Option Grant Program shall automatically terminate, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Corporate Transaction or Change in Control.

D. Upon the occurrence of a Hostile Take-Over while the Optionee remains a Board member, such Optionee shall have a thirty (30)-day period in which to surrender to the Corporation each of his or her outstanding options under this Automatic Option Grant Program. The Optionee shall in return be entitled to a cash distribution from the Corporation in an amount equal to the excess of (i) the Take-Over Price of the shares of Common Stock at the time subject to each surrendered option (whether or not the Optionee is otherwise at the time vested in those shares) over (ii) the aggregate exercise price payable for such shares. Such cash distribution shall be paid within five (5) days following the surrender of the option to the Corporation. No approval or consent of the Board or any Plan Administrator shall be required at the time of the actual option surrender and cash distribution.

E. Each option which is assumed in connection with a Corporate Transaction or otherwise continued in full force and effect shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same. To the extent the actual holders of the Corporation’s outstanding Common Stock receive cash consideration for their Common Stock in consummation of the Corporate Transaction, the successor corporation may, in connection with the assumption of the outstanding options under the Automatic Option Grant Program, substitute one or more shares of its own common stock with a fair market value equivalent to the cash consideration paid per share of Common Stock in such Corporate Transaction.

F. The grant of options under the Automatic Option Grant Program shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

III.	REMAINING TERMS

The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for option grants made under the Discretionary Option Grant Program.

ARTICLE FIVE

MISCELLANEOUS

I.	TAX WITHHOLDING

A. The Corporation’s obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under the Plan shall be subject to the satisfaction of all applicable federal, state and local income and employment tax withholding requirements.

B. The Plan Administrator may, in its discretion, provide any or all holders of Non-Statutory Options, restricted stock units or any other share right awards pursuant to which vested shares of Common Stock are to be issued under the Plan (other than the options granted or the shares issued under the Automatic Option Grant Program) and any or all Participants to whom vested or unvested shares of Common Stock are issued in a direct issuance under the Stock Issuance Program with the right to utilize either or both of the following methods to satisfy all or part of the Withholding Taxes to which such holders may become subject in connection with the exercise of their options, the issuance to them of vested shares or the subsequent vesting of unvested shares issued to them:

Stock Withholding: The election to have the Corporation withhold, from the shares of Common Stock otherwise issuable upon the exercise of such Non-Statutory Option or upon the issuance of fully-vested shares, a portion of those shares with an aggregate Fair Market Value equal to the amount of the minimum Withholding Taxes required to be withheld by law (using the minimum statutory withholding rates).

Stock Delivery: The election to deliver to the Corporation, at the time the Non-Statutory Option is exercised, the vested shares are issued or the unvested shares subsequently vest, one or more shares of Common Stock previously acquired by such holder (other than in connection with such exercise, share issuance or share vesting triggering the Withholding Taxes) with an aggregate Fair Market Value equal to the amount of the minimum

Withholding Taxes required to be withheld by law (using the minimum statutory withholding rates). The shares of Common Stock so delivered shall not be added to the shares of Common Stock authorized for issuance under the Plan.

II.	SHARE ESCROW/LEGENDS

Unvested shares issued under the Plan may, in the Plan Administrator’s discretion, be held in escrow by the Corporation until the Participant’s interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

III.	EFFECTIVE DATE AND TERM OF THE PLAN

A. The Plan became effective immediately on the Plan Effective Date. Options, restricted stock units and other stock or stock-based awards may be granted under the Discretionary Option Grant Program, the Stock Issuance Program and the Automatic Option Grant Program.

B. The Plan shall serve as the successor to the Predecessor Plan, and no further option grants or direct stock issuances shall be made under the Predecessor Plan after the Plan Effective Date. All options outstanding under the Predecessor Plan on the Plan Effective Date were incorporated into the Plan at that time and are treated as outstanding options under the Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of the Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

C. One or more provisions of the Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Corporate Transactions, Changes in Control and Hostile-Take Over, may, in the Plan Administrator’s discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.

D. The Plan was amended and restated by the Board on April 17, 2006 (the “2006 Restatement”), subject to shareholder approval at the 2006 Annual Meeting, to (i) change the character of equity awards available under the Plan to include other stock-based awards, such as restricted stock units; (ii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan to qualify the compensation attributable to those awards as performance-based compensation for Code Section 162(m) purposes; (iii) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan; (iv) eliminate the financing provisions previously available under the Plan and (v) effect various technical revisions to facilitate plan administration. Such revisions shall not become effective unless the shareholders approve the 2006 Restatement at the 2006 Annual Meeting. Should the Corporation’s shareholders not approve the 2006 Restatement at the 2006 Annual Meeting, then none of the changes and revisions effected to the Plan by the 2006 Restatement shall become effective. The Plan will, however, continue in effect as it existed immediately prior to April 17, 2006, and option grants and other equity awards will continue to be made under the Plan until all the shares available for issuance under the Plan have been issued pursuant to equity awards made under the plan.

E. The Plan shall terminate upon the earliest to occur of (i) February 28, 2010, (ii) the date on which all shares available for issuance under the Plan shall have been issued as fully vested shares or (iii) the termination of all outstanding options, restricted stock units and other share right awards in connection with a Corporate Transaction. Should the Plan terminate on February 28, 2010, then all option grants, unvested stock issuances, restricted stock units and other share right awards outstanding at that time shall continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.	AMENDMENT OF THE PLAN

A. The Board shall have complete and exclusive power and authority to amend, modify, suspend, or terminate the Plan in any or all respects, except that shareholder approval will be required for any amendment to the plan to the extent required by any applicable law, regulation, or rule of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading. However, no such amendment, modification, suspension or termination shall adversely affect the rights and obligations with respect to stock options, unvested stock issuances or other stock-based awards at the time outstanding under the Plan unless the Optionee or the Participant consents to such amendment or modification.

B. Options may be granted under the Discretionary Option Grant Program and restricted stock units and other stock-based awards may be issued under that Discretionary Option Grant and Stock Issuance Programs that in each instance involve shares of Common Stock in excess of the number of shares then available for issuance under the Plan, provided no shares shall actually be issued pursuant to those grants or awards until the number of shares of Common Stock available for issuance under the Plan is sufficiently increased by either (1) the automatic annual share increase provisions of Section V.B. of Article One or (2) shareholder approval of an amendment of the Plan sufficiently increasing the share reserve. If shareholder approval is required and is not obtained within twelve (12) months after the date the first excess issuances are made against the contingent increase, then any unexercised options or other stock-based awards granted on the basis of such excess shares shall terminate and cease to be outstanding.

V.	USE OF PROCEEDS

Any cash proceeds received by the Corporation from the sale of shares of Common Stock under the Plan shall be used for general corporate purposes.

VI.	REGULATORY APPROVALS

A. The implementation of the Plan, the grant of any stock option, restricted stock units or other stock-based award under the Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) pursuant to any other award under the Plan shall be subject to the Corporation’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the stock options, restricted stock units or other stock-based awards granted under it and the shares of Common Stock issued pursuant to it.

B. No shares of Common Stock or other assets shall be issued or delivered under the Plan unless and until there shall have been compliance with all applicable requirements of federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under the Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII.	NO EMPLOYMENT/SERVICE RIGHTS

Nothing in the Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person’s Service at any time for any reason, with or without cause.

APPENDIX

The following definitions shall be in effect under the Plan:

A. Automatic Option Grant Program shall mean the automatic option grant program in effect under Article Four of the Plan.

B. Board shall mean the Corporation’s Board of Directors.

C. Change in Control shall mean a change in ownership or control of the Corporation effected through either of the following transactions:

(i) the acquisition, directly or indirectly by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation), of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (A) have been Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time the Board approved such election or nomination.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Common Stock shall mean the Corporation’s common stock.

F. Corporate Transaction shall mean either of the following shareholder-approved transactions to which the Corporation is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation.

G. Corporation shall mean SimpleTech, Inc., a California corporation, and any corporate successor to all or substantially all of the assets or voting stock of SimpleTech, Inc., which shall by appropriate action adopt the Plan.

H. Discretionary Option Grant Program shall mean the discretionary option grant program in effect under Article Two of the Plan.

I. Employee shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

J. Exercise Date shall mean the date on which the Corporation shall have received written notice of the option exercise.

K. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the Nasdaq National Market on the date in question, as such price is reported by the National Association of Securities Dealers. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock at the close of regular hours trading (i.e., before after-hours trading begins) on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

L. Family Member means, with respect to a particular Optionee or Participant, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law.

M. Hostile Take-Over shall mean the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 of the 1934 Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s shareholders which the Board does not recommend such shareholders to accept.

N. Incentive Option shall mean an option which satisfies the requirements of Code Section 422.

O. Involuntary Termination shall mean the termination of the Service of any individual which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Corporation without the individual’s consent.

P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by the Optionee or Participant, any unauthorized use or disclosure by such person of confidential information or trade secrets of the Corporation (or any Parent or Subsidiary), or any other intentional misconduct by such person adversely affecting the business or affairs of the Corporation (or any Parent or Subsidiary) in a material manner. The foregoing definition shall not in any way preclude or restrict the right of the Corporation (or any Parent or Subsidiary) to discharge or dismiss any Optionee, Participant or other person in the Service of the Corporation (or any Parent or Subsidiary) for any other acts or omissions, but such other acts or omissions shall not be deemed, for purposes of the Plan, to constitute grounds for termination for Misconduct.

Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Non-Statutory Option shall mean an option not intended to satisfy the requirements of Code Section 422.

S. Optionee shall mean any person to whom an option is granted under the Discretionary Option Grant or Automatic Option Grant Program.

T. Parent shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

U. Participant shall mean any person who is issued shares of Common Stock or restricted stock units or other stock-based awards under the Stock Issuance Program.

V. Permanent Disability or Permanently Disabled shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. However, solely for purposes of the Automatic Option Grant Program, Permanent Disability or Permanently Disabled shall mean the inability of the non-employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

W. Plan shall mean the Corporation’s 2000 Stock Incentive Plan, as amended and restated, as set forth in this document.

X. Plan Administrator shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction.

Y. Plan Effective Date shall mean September 29, 2000.

Z. Predecessor Plan shall mean the Corporation’s 1996 Stock Option Plan in effect immediately prior to the Plan Effective Date hereunder.

AA. Primary Committee shall mean the committee of two (2) or more non-employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders.

BB. Secondary Committee shall mean a committee of one or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

CC. Section 16 Insider shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

DD. Service shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an Employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the stock option, restricted stock unit award, stock issuance or other stock-based award thereunder. For purposes of this Plan, an Optionee or Participant shall be deemed to cease Service immediately upon the occurrence of either of the following events: (i) the Optionee or Participant no longer performs services in any of the foregoing capacities for the Corporation or any Parent or Subsidiary or (ii) the entity for which the Optionee or Participant is performing such services ceases to remain a Parent or Subsidiary of the Corporation, even though the Optionee or Participant may subsequently continue to perform services for that entity.

EE. Stock Exchange shall mean either the American Stock Exchange or the New York Stock Exchange.

FF. Stock Issuance Agreement shall mean the agreement entered into by the Corporation and the Participant at the time of issuance of shares of Common Stock under the Stock Issuance Program.

GG. Stock Issuance Program shall mean the stock issuance program in effect under Article Three of the Plan.

HH. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

II. Take-Over Price shall mean the greater of (i) the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation in connection with a Hostile Take-Over or, if applicable, (ii) the highest reported price per share of Common Stock paid by the tender offeror in effecting such Hostile Take-Over through the acquisition of such Common Stock. However, if the surrendered option is an Incentive Option, the Take-Over Price shall not exceed the clause (i) price per share.

JJ. 10% Shareholder shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

KK. Withholding Taxes shall mean the federal, state and local income and employment taxes to which the holder of a stock option, shares of Common Stock, restricted stock units or other stock-based awards under the Plan may become subject in connection with the grant or exercise of those stock options or the issuance or vesting of shares.

SIMPLETECH, INC.

PROXY

Annual Meeting of Shareholders, May 25, 2006

This Proxy is Solicited on Behalf of the Board of Directors of

SimpleTech, Inc.

The undersigned revokes all previous proxies, acknowledges receipt of the Notice of the Annual Meeting of Shareholders to be held May 25, 2006 and the Proxy Statement and appoints Manouch Moshayedi and Dan Moses, and each of them, the Proxy of the undersigned, with full power of substitution, to vote all shares of Common Stock of SimpleTech, Inc. (the “Company”) which the undersigned is entitled to vote, either on his or her own behalf or on behalf of any entity or entities, at the Annual Meeting of Shareholders of the Company to be held at the Irvine Marriott, located at 18000 Von Karman Avenue, Irvine, California 92612, on Thursday, May 25, 2006 at 8:00 a.m. local time (the “Annual Meeting”), and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could do if personally present thereat. The shares represented by this Proxy shall be voted in the manner set forth on the reverse side.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

Please detach and return in the envelope provided

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” EACH OF THE OTHER LISTED PROPOSALS.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

1.	To elect seven directors of the Company to serve until the 2007 Annual Meeting of Shareholders or until their successors are duly elected and qualified.				3.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2006.	FOR ☐	AGAINST ☐	ABSTAIN ☐

	☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES O Manouch Moshayedi O Mike Moshayedi O Mark Moshayedi O Dan Moses O F. Michael Ball O Rajat Bahri O James J. Peterson			4.

In accordance with the discretion of the proxy holders, to act upon all matters incident to the conduct of the meeting and upon other matters as may properly come before the meeting.

This proxy, when properly executed, will be voted as specified above. If no specification is made, this Proxy will be voted “FOR” the election of the directors listed at left and “FOR” the other listed proposals.

WHETHER OR NOT YOU ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE ANNUAL MEETING.

	INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

2.

To approve an amendment and restatement of the Company’s 2000 Stock Incentive Plan, which would, among other things, (i) change the character of equity awards available under the plan to include other stock-based awards, such as restricted stock units, (ii) designate a series of performance criteria that may be utilized in the future as a condition to the vesting of one or more stock issuances or other stock-based awards under the plan, (iii) eliminate the salary investment option grant and director fee option grant programs currently authorized under the plan, (iv) eliminate the financing provisions previously available under the plan and (v) effect various technical revisions to facilitate the administration of the plan.

		FOR ☐	AGAINST ☐	ABSTAIN ☐		Please print the name(s) appearing on each share certificate(s) over which you have voting authority:

To change your address on your account, please check the box at the right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

				☐		Please check here if you plan to attend the meeting. ☐

	Signature of Shareholder _____________________ Date: ________________ Signature of Shareholder ____________________ Date: ________________

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.